                                                                       EXHIBIT 2



                              AGREEMENT AND PLAN
                                      OF
                                REORGANIZATION


                         DATED AS OF OCTOBER 2, 2000,

                                     AMONG

                         PINNACLE GLOBAL GROUP, INC.,


                          SANDERS MORRIS HARRIS INC.

                                      AND

                         CUMMER/MOYERS HOLDINGS, INC.

                        CUMMER/MOYERS SECURITIES, INC.

                     CUMMER/MOYERS CAPITAL PARTNERS, INC.

                                      AND

                     CUMMER/MOYERS CAPITAL ADVISORS, INC.

                     AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (this "Agreement") dated as of October 2, 2000, among Pinnacle Global Group, Inc., a Texas corporation ("PGG"), and Sanders Morris Harris Inc., a Texas corporation and a wholly owned subsidiary of PGG ("SMH"), both of which are together referred to in this Agreement as the "PGG Parties," and Cummer/Moyers Holdings, Inc., a Texas corporation ("CMH"), Cummer/Moyers Securities, Inc. a Texas corporation and a wholly owned subsidiary of CMH ("CMS"), Cummer/Moyers Capital Partners, Inc., a Texas corporation and a wholly owned subsidiary of CMH ("CMCP"), and Cummer/Moyers Capital Advisors, Inc., a Texas corporation and a wholly owned subsidiary of CMCP ("CMCA"), all of which are collectively referred to in this Agreement as the "C/M Parties";

                              W I T N E S S E T H

     WHEREAS, the parties to this Agreement (the "Parties") wish to effect a business combination in which PGG will acquire all of the issued and outstanding capital stock of CMCA from CMCP, and SMH will acquire all of the issued and outstanding capital stock of CMS from CMH, in each case solely in exchange for shares of voting stock of PGG, in two related transactions, each of which is intended to separately qualify as a "reorganization" under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, the Parties agree that:

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

    1.1   Definitions.  In this Agreement:
          -----------

          "Acquired Subsidiaries" means CMS and CMCA, together.

          "Acquired Subsidiary Contracts" had the meaning specified in Section 3.16.

          "Acquired Subsidiary Interim Financial Statements" has the meaning specified in Section 3.8.

          "Acquired Subsidiary SEC Filings" has the meaning specified in Section 3.7.

          "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person with the terms "control" and "controlled" meaning for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise; provided, however, that the Heitman Agency, and each of Cummer and Moyers, shall be deemed to be "Affiliates" of the C/M Parties whether or not they meet the foregoing affiliation criteria.

          "Agency Services Agreement" means the Office and Services Agreement dated as of January 1, 1997, between CMH and the Heitman Agency, under which CMH provides services to the Heitman Agency related to its insurance agency activities.

          "Ancillary Agreements" means the Equipment Lease Agreement, the New Employment Agreements, the Registration Rights Agreement, the Releases, and the various assignments, subleases and other instruments and documents described in Section 2.4, collectively.

          "Assets under Management" means assets of others under management by an Acquired Subsidiary, but excluding any such assets managed for CMH, ISP, or any institution, account or customer introduced to an Acquired Subsidiary after the Closing by PGG or any Subsidiary of PGG.

          "Assumed Contracts" means those Acquired Subsidiary Contracts specifically identified in Section 3.16 of the C/M Disclosure Schedule as contracts that are to be assigned to a C/M Selling Shareholder as part of the Pre-Closing Distribution and that are to cease to be an obligation of an Acquired Subsidiary after the Closing.

          "Broker-Dealer Regulatory Requirements" means all Laws and all rules and regulations of all self-regulatory organizations which regulate the registration, licensing, reporting, control or activities of a "broker" or "dealer", as those two terms are defined in Section 3(a) of the Exchange Act, including the Exchange Act, the Securities Investor Protection Act, the rules of the NASD, state securities Laws, and the rules and regulations of state securities commissions.

          "Broker-Dealer Subsidiary" means each Subsidiary of PGG that is or is required to be registered as a broker-dealer under any Broker-Dealer Regulatory Requirement.

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Houston, Texas are authorized or obligated to close.

          "Charter Documents" means, in the case of any Party, its articles or certificate of incorporation and bylaws, and each certificate or other document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of its capital stock.

          "Closing" has the meaning specified in Section 2.3.

          "Closing Date" means (i) the fifth Business Day immediately following the earliest date upon or by which all conditions to the respective obligations of the Parties set forth in Articles VII, VIII and IX shall have been satisfied or waived, or (ii) such other date as PGG and CMH may agree.

          "Closing Date Working Capital" means the positive or negative amount obtained by subtracting (i) those Retained Liabilities that would be reflected as current liabilities on a combined balance sheet of the Acquired Subsidiaries prepared as of the Closing Date in accordance with GAAP on a consistent basis with the Latest Acquired Subsidiary Balance Sheets, from (ii) those Retained Assets that would be reflected on such a balance sheet as current assets.

          "Closing Date Working Capital Deficit" means the amount, if any, by which Closing Date Working Capital, as determined in accordance with
     Section 10.5, shall have been less than $70,000.

          "C/M Consolidated Tax Group" means the affiliated group of corporations within the meaning of Section 1504(c) of the Code, of which CMH is the common parent corporation, that files a consolidated Tax Return for U.S. federal income Tax purposes, and that includes the Acquired Subsidiaries.

          "C/M Disclosure Schedule" means the Disclosure Schedule signed for identification purposes only by the President and Chief Executive Officer or Chief Financial Officer of CMH, that the CMH Parties have delivered to, and which has been reviewed and accepted by, the PGG Parties on or before the date of this Agreement, and that contains information relevant to the representations and warranties made by the C/M Parties in Article III.

          "C/M Group" means, at any date, CMH and all of its Affiliates at that date (but excluding, after the Closing, the Acquired Subsidiaries), and "member of the C/M Group" refers to CMH or any such Affiliate.

          "C/M Group Income Taxes" means all Taxes, including federal, state and local Taxes for which either Acquired Subsidiary is or may be directly or indirectly liable (and including interest and penalties thereon), based on or measured by the income or profits of either Acquired Subsidiary or the C/M Consolidated Tax Group or any of its members.

          "C/M Selling Shareholders" means CMH and CMCP, together.

          "CMCA Shares" means all of the issued and outstanding shares of common stock, $0.005 par value per share, of CMCA, all of which are owned by CMCP.

          "CMS Shares" means all of the issued and outstanding shares of common stock, $0.005 par value per share, of CMS, all of which are owned by CMH.

          "C/M Software" means and includes (i) all internally developed software (including both the source and object codes for such software) that is proprietary to CMH and is used in the business of either of the Acquired Subsidiaries and (ii) all computer software, whether in customized or pre-packaged form, that is owned by third parties, licensed to CMH or another member of the C/M Group by a third party, and used in the business of either of the Acquired Subsidiaries.

          "Code" means the United States Internal Revenue Code of 1986, as amended.

          "Contingent Reorganization Shares" means the aggregate 150,000 shares of PGG Common Stock that may be issued by PGG to the C/M Selling Shareholders after the Closing if a Milestone Event occurs, as contemplated in Section 2.6, as adjusted for any stock splits, reverse stock splits, stock dividends, reclassifications or similar events occurring after the Closing on the Closing Date.

          "Cummer" means Jeffrey A. Cummer.

          "Damages" mean all obligations, claims, liabilities, damages, penalties, deficiencies, losses, investigations, proceedings, judgments, fines, and reasonable costs and expenses (including reasonable costs and expenses incurred in connection with the performance of obligations, interest, bonding and court costs and attorneys', accountants', engineers', consultants' and investigators' fees and disbursements) and disbursements incurred in connection with any investigation or defense of any of the foregoing.

          "Distributable Assets" means and includes all tangible personal property of the respective Acquired Subsidiaries, as it exists on the Closing Date immediately before the Closing, except any tangible personal property that may be included in the Retained Assets.

          "Earn-Out Period" means the period beginning on the Closing Date and ending on the first to occur of (i) a Milestone Event and (ii) December 31, 2001.

          "EBITDA" means, for any period, net income for that period, as determined in accordance with GAAP, plus the following expenses or charges to the extent deducted from net income for that period: interest expense, taxes based on or measured by income, depreciation, and amortization. For purposes of computing EBITDA of an Acquired Subsidiary, income of an Acquired Subsidiary shall (i) include commissions and fees earned by an Acquired Subsidiary on business conducted for or on behalf of CMH or ISP, determined net of any otherwise unreimbursed costs or expenses incurred by an Acquired Subsidiary for the account or benefit of, and that are appropriately allocable to, CMH or ISP or the operations of either of them, and (ii) exclude any fees generated in respect of any assets under management for any institution, account or customer introduced to an Acquired Subsidiary after the Closing by PGG or any Subsidiary of PGG.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means, with respect to any Person, any trade or business, whether or not incorporated, which together with that Person would be deemed a single employer within the meaning of Section 4001 of ERISA or Section 414 of the Code.

          "Excess Closing Date Working Capital" means the amount, if any, by which Closing Date Working Capital, as determined in accordance with
     Section 10.5, shall have exceeded $70,000.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated under that Act.

          "Existing Employment Agreements" means (i) the Employment Agreement dated July 1, 1997, between Cummer and CMH and (ii) the Employment Agreement dated July 1, 1997, between Moyers and CMH, together.

          "Fort Worth Lease" means the Lease Agreement dated March 1, 1998, between CMH, as lessee, and Ann L. Rhodes, as lessor, under which CMH leases the office space at 3417 Hulen Street, Fort Worth, Texas, now used by the C/M Group.

          "GAAP" means United States generally accepted accounting principles consistently applied throughout the specified period and, if applicable, the immediately preceding comparable period.

          "Governmental Entity" means any U.S. federal, state, local or foreign court, executive office, legislature, governmental agency or ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

          "Heitman Agency" means Cummer, Heitman & Moyers, Inc., an insurance agency that is an Affiliate of Cummer.

          "Initial Reorganization Shares" means the aggregate 850,000 shares of PGG Common Stock to be issued by PGG to the C/M Selling Shareholders at the Closing in connection with the Reorganizations, as contemplated in Sections
     2.1 and 2.2.

          "Intercompany Agreements" means all contracts, agreements, policies, practices and understandings, whether written or oral, between one or both of the Acquired Subsidiaries, on the one hand, and any one or more members of the C/M Group, on the other hand, relating to any sharing or allocation of expenses, personnel, services or facilities, including the Tax Allocation Agreements.

          "Intercompany Indebtedness" means, at any date, all amounts owed on that date by an Acquired Subsidiary, or any obligation of an Acquired Subsidiary, contingent or otherwise, on that date, to CMH or any other member of the C/M Group, including under any Tax Allocation Agreement or other Intercompany Agreement.

          "Intercompany Receivable" means, at any date, all amounts owed on that date to an Acquired Subsidiary by CMH or any other member of the C/M Group, including under any Tax Allocation Agreement or other Intercompany Agreement.

          "Institutional Assets under Management" means all Assets under Management other than Retail Assets under Management.

          "ISP" means Investors Strategic Partners I, Ltd., a Texas limited partnership of which CMCP is a general partner, and any successor entity of Investors Strategic Partners I, Ltd.

          "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Investment Advisory Related Agreements" means any agreements and arrangements of the following types to which any Person is a party or by which it is bound, as they may have been amended, supplemented, waived or otherwise modified: (i) written agreements and arrangements for the performance of investment advisory, investment sub-advisory or investment management services with respect to securities, real estate, commodities, currencies or any other asset class for clients or on behalf of third parties; (ii) written agreements and arrangements for the distribution of securities of any "investment company" within the meaning of the Investment Company Act or funds underlying variable annuities, variable life insurance or other similar products or the maintenance of shareholder accounts for any of the foregoing products or the marketing of investment advisory or investment management services or the maintenance of accounts for such services; (iii) written trust agreements, custody arrangements, transfer agent agreements, fund administration agreements, and similar services agreements with respect to any of the foregoing; and (iv) all other written agreements and arrangements of a similar nature.

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Latest Acquired Subsidiary Balance Sheets" has the meaning specified in Section 3.8.

          "Latest PGG Balance Sheet" has the meaning specified in Section 4.8.

          "Law" means a law, statute, ordinance, rule, code or regulation enacted or promulgated, or order, directive, instruction or other legally binding guideline or policy issued or rendered by, any Governmental Entity.

          "Lien" means a lien, mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, easement, preference, priority, assessment, security interest, lease, sublease, charge, claim, adverse claim, levy, interest of other Persons, or other encumbrance of any kind.

          "Material Adverse Effect" means (i) when used with reference to the Acquired Subsidiaries, a material adverse effect on the financial condition of the businesses, assets, prospects or results of operations of both Acquired Subsidiaries taken together, (ii) when used with respect to the C/M Selling Shareholders, a material adverse effect on their ability to perform their obligations under this Agreement or any Ancillary Document to which either of them is to be a party, and (iii) when used with reference to PGG, a material adverse effect on the financial condition, businesses, assets, prospects or results of operations of PGG and its Subsidiaries (including from and after the Closing, the Acquired Subsidiaries) taken as a whole, or a material adverse effect on the ability of the PGG Parties to perform their obligations under this Agreement or any Ancillary Agreement to which either of them is to be a party.

          "Milestone Event" has the meaning specified in Section 2.6.

          "Moyers" means Dwayne A. Moyers.

          "NASD" means the National Association of Securities Dealers, Inc.

          "New Employment Agreements" means the Employment Agreements to be entered into at the Closing between SMH and each of Cummer and Moyers, as provided in Section 2.5.

          "Office Leases" means the Fort Worth Lease and the Weatherford Lease, together.

          "PGG Common Stock" means the Common Stock, $.01 par value per share, of PGG.

          "PGG Disclosure Schedule" means the Disclosure Schedule signed for identification purposes only by the President and Chief Executive Officer or Chief Financial Officer of PGG, that the PGG Parties have delivered to, and which has been reviewed and accepted by, the C/M Parties on or before the date of this Agreement, and that contains information relevant to the representations and warranties made by the PGG Parties in Article IV.

          "PGG SEC Filings" has the meaning specified in Section 4.7.

          "PGG Stock Options" means the presently outstanding employee and director stock options granted under PGG's stock option plan for the purchase of an aggregate 1,012,567 shares of PGG Common Stock.

          "Permitted Liens" means (i) those Liens reflected in the PGG SEC Filings, in the case of the PGG and its Subsidiaries and their respective assets or properties, or the Acquired Subsidiary SEC Filings, in the case of the Acquired Subsidiaries, (ii) Liens for water and sewer charges and current taxes not yet due and payable or being contested in good faith, and
     (iii) other Liens (including mechanics', couriers', workers', repairers', landlords', materialmen's, warehousemen's and other similar Liens) arising in the ordinary course of business as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto.

          "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

          "Post-Closing Tax Period" means any Tax period (including that portion of a Straddle Period) beginning after the close of business on the Closing Date.

          "Pre-Closing Distribution" means the distribution, before the Closing, of the Distributable Assets as contemplated in clause (i) of Section 2.4.

          "Pre-Closing Tax Period" means any Tax period (including that portion of a Straddle Period) ending on or before the Closing Date.

          "Registration Rights Agreement" means the Registration Rights Agreement to be entered into at the Closing among PGG, CMH and CMCP as provided in Section 2.5.

          "Releases" means the Releases required to be delivered to the Acquired Subsidiaries and the PGG Parties by the members of the C/M Group other than the Acquired Subsidiaries, as provided in Section 8.4.

          "Reorganizations" means the respective acquisitions by SMH of the CMS Shares from CMH and by PGG of the CMCA Shares from CMCP, in exchange for the Reorganization Shares, as contemplated in Sections 2.1 and 2.6.

          "Reorganization Shares" means the Initial Reorganization Shares and the Contingent Reorganization Shares, collectively.

          "Retail Assets under Management" means and includes (i) all Assets under Management in customer accounts carried by CMS as an introducing broker and (ii) all Assets under Management attributable to customer annuities and mutual funds not carried in a brokerage account but in respect of which an Acquired Subsidiary receives commission revenue.

          "Retained Assets" means the following assets and properties of the respective Acquired Subsidiaries, as they exist at the Closing Date immediately before the Closing:

          (i)   all cash on hand or on deposit;

          (ii) all accounts receivable (but excluding any Intercompany Receivables and, subject to the provisions of Section 11.5, any accounts receivable representing a Tax refund or benefit);

          (iii) all prepaid expenses;

          (iv) all rights and benefits of an Acquired Subsidiary under either Office Lease or any Surviving Contract;

          (v) all registrations, licenses, permits, and authorizations under which the Acquired Subsidiaries now conduct their respective businesses; and

          (vi) all goodwill of the Acquired Subsidiaries, including their customer and client lists, their telephone numbers, their corporate names, and their value as going concerns.

          "Retained Employees" means those employees of CMH identified in
     Section 3.25 of the C/M Disclosure Schedule as employees who will not be offered employment by an Acquired Subsidiary upon consummation of the Reorganizations.

          "Retained Liabilities" means the following liabilities and obligations of the respective Acquired Subsidiaries, as they exist at the Closing Date immediately before the Closing:

          (i) accrued operating expenses incurred for the then current period in the normal course of business of an Acquired Subsidiary, such as payroll expense, payroll taxes, rent, utilities, phone service, maintenance service and other similar expenses;

          (ii) all then current accounts payable of an Acquired Subsidiary arising in the ordinary course of business; and

          (iii) a ratable portion (allocated on a per diem basis) of the retention bonuses agreed to be paid by CMH to those CMH employees that are not Retained Employees and who become employed by CMS following the Closing as contemplated in Section 10.7.; and

          (iv) all liabilities and obligations of an Acquired Subsidiary accruing or arising after the Closing Date under the Office Leases or the Surviving Contracts.

          "SEC" means the Securities and Exchange Commission or any successor agency.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Straddle Period" means any Tax period that includes, but does not end on, the Closing Date.

          "Subordination Agreements" means any agreement between CMS or any Broker-Dealer Subsidiary and any other Person by which such Person subordinates to the claims of other creditors of CMS or a Broker-Dealer Subsidiary the payment of indebtedness that CMS or such Broker-Dealer Subsidiary excludes from the calculation of its "aggregate indebtedness" as defined in SEC Rule 15c3-1(c).

          "Subsidiary" of a Party means an Affiliate of that Party more than 50% of the aggregate voting power (or any other voting, membership, partnership or joint venture equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Party directly or indirectly through one or more other Persons.

          "Surviving Contracts" means those Acquired Subsidiary Contracts specifically identified in Section 3.16 of the C/M Disclosure Schedule as contracts that are not to be assigned to a C/M Selling Shareholder as part of the Pre-Closing Distribution and that are to continue in effect after the Closing as an obligation of an Acquired Subsidiary.

          "Tax" means any tax of any kind, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof or in respect of a failure to comply with any requirement relating to any Tax Return, imposed by any U.S. federal, foreign, state or local Governmental Entity, including all income, gross income, gross receipts, profits, goods and services, social security, old age security, sales and use, ad valorem, excise, franchise, business license, occupation, real property gains, payroll and employee withholding, unemployment insurance, real and personal property, stamp, environmental, transfer, workers' compensation, severance, alternative minimum, windfall, and capital taxes, and other obligations of the same or a similar nature to any of the foregoing.

          "Tax Allocation Agreements" means all contracts, agreements, policies, practices, and intercompany procedures and understandings, whether written or oral, between an Acquired Subsidiary and any other Person by which all or any portion of any federal, state or local income Tax is allocated to or shared or required to be paid by an Acquired Subsidiary.

          "Taxing Authority" means any Governmental Entity responsible for the imposition, assessment, enforcement or collection of any Tax.

          "Tax Returns" means all Tax returns, declarations, reports, estimates, information returns and statements required to be filed with any Taxing Authority, or provided to any partner, shareholder, joint venturer or member under U.S. federal, foreign, state, or local Laws (including reports with respect to backup withholding and payments to Persons other than Taxing Authorities), and annual tax returns on behalf of employee benefit plans sponsored by PGG or any of its Subsidiaries or ERISA Affiliates or by the C/M Consolidated Group or any of its members or any of their ERISA Affiliates.

          "Weatherford Lease" means the Partial Sublease Agreement dated July 30, 1998, between CMS, as sublessee, and Family Service, Inc., as lessee/sublessor, under which CMS subleases office space in Weatherford, Texas, and that portion of the space in such facility that CMS occupies as tenant in sufferance.

          "Working Capital Dividends" means the dividends to be declared by the respective Acquired Subsidiaries before the Closing pursuant to clauses
     (vi) and (vii) of Section 2.4 and to be paid after the Closing as provided in, and if required by, Section 10.5.

     1.2  Interpretation.  Capitalized terms defined in this Agreement are
          --------------
equally applicable to both their singular and plural forms. References in this Agreement to a designated "Article" or "Section" refer to an Article or Section of this Agreement, unless otherwise specifically indicated. All pronouns in this Agreement shall be construed as including both genders and the neuter. In this Agreement, "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.

     1.3  Knowledge.  When a representation and warranty in Article III is made
          ---------
to the "knowledge" of the C/M Parties, it means receipt of notice by or actual knowledge of either Cummer or Moyers, or if any such office is not held by Cummer or Moyers, the Chairman of the Board, President, Chief Financial Officer or Chief Compliance Officer of any C/M Party. When a representation and warranty in Article IV is made to the "knowledge" of PGG or the PGG Parties, it means receipt of notice by or actual knowledge of the Chairman of the Board, the President and Chief Executive Officer, the Chief Financial Officer or the Chief Compliance Officer of either PGG or SMH.

                                  ARTICLE II

                    THE REORGANIZATIONS AND RELATED MATTERS

     2.1  Sale and Exchange of Shares.  On the terms and subject to the
          ---------------------------
conditions of this Agreement:

          (i) CMH agrees to sell, free of all Liens, and SMH agrees to purchase and accept, the CMS Shares; and

          (ii) CMCP agrees to sell, free of all Liens, and PGG agrees to purchase and accept, the CMCA Shares.

     2.2  Consideration.  The sole consideration for the CMS Shares shall be up
          -------------
to a maximum 600,000 shares of PGG Common Stock, of which (i) 510,000 shares shall be issued to CMH at the Closing and (ii) 90,000 shares shall be issued to CMH if and when a Milestone Event occurs as contemplated in Section 2.6. The sole consideration for the CMCA Shares shall be up to a maximum 400,000 shares of PGG Common Stock, of which (i) 340,000 shares shall be issued to CMCP at the Closing and (ii) 60,000 shares shall be issued to CMCP if and when a Milestone Event occurs as contemplated in Section 2.6.

     2.3  The Closing.  The respective sales and purchases of the CMS Shares and
          -----------
the CMCA Shares in exchange for the Reorganization Shares (the "Closing") shall take place concurrently at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas at 10:00 a.m. local time on the Closing Date. At the
Closing:

          (i) CMH shall deliver to SMH the certificates evidencing the CMS Shares, duly endorsed in blank or accompanied by duly executed stock powers, and in proper form for registration in the name of SMH, against delivery by PGG of the Initial Reorganization Shares required by Section
     2.1 to be exchanged therefor; and

          (ii) CMCP shall deliver to PGG the certificates evidencing the CMCA Shares, duly endorsed in blank or accompanied by duly executed stock powers, and in proper form for registration in the name of PGG, against delivery by PGG of the Initial Reorganization Shares required by Section
     2.1 to be exchanged therefor.

     2.4  Actions in Contemplation of Closing.  On the Closing Date, immediately
          -----------------------------------
before the Closing:

          (i) CMS shall transfer to CMH, as a dividend on the CMS Shares, all of its tangible assets and properties except for those Retained Assets owned by CMS;

          (ii) CMCA shall transfer to CMCP, as a dividend on the CMCA Shares, all of its tangible assets and properties except for those Retained Assets owned by CMCA;

          (iii) CMH will (or, as applicable, will cause CMCP to) contribute to the capital of each of the Acquired Subsidiaries any and all Intercompany Indebtedness of each of the Acquired Subsidiaries (net of any Intercompany Receivables of each of the Acquired Subsidiaries) as of the Closing Date;

          (iv) CMH shall assume and agree to timely and fully perform all debts, liabilities and obligations, whether fixed or contingent, known or unknown, of CMS existing at the Closing Date, except for those liabilities and obligations included in the Retained Liabilities;

          (v) CMCP shall assume and agree to timely and fully perform all liabilities and obligations of CMCA existing at the Closing Date, whether fixed or contingent, known or unknown, except for those liabilities and obligations included in the Retained Liabilities;

          (vi) CMS shall declare a dividend on the CMS Shares, payable after the Closing as provided in Section 10.5 to CMH as the holder of record of the CMS Shares on the Closing Date, equal to that portion, if any, of the Excess Closing Date Working Capital, if any, attributable to CMS;

          (vii) CMCA shall declare a dividend on the CMCA Shares, payable after the Closing as provided in Section 10.5 to CMCP as the holder of record of the CMCA Shares on the Closing Date, equal to that portion, if any, of the Excess Closing Date Working Capital, if any, attributable to CMCA;

          (viii) CMH shall assign to SMH all right, title and interest of CMH in and to the Fort Worth Lease, and SMH shall agree to assume and perform all obligations of the lessee arising or accruing after the Closing Date under the Fort Worth Lease;

          (ix) CMH shall assign to CMS all right, title and interest of CMH in and to the Agency Services Agreement;

          (x) all Tax Allocation Agreements shall be terminated as to both Acquired Subsidiaries without any further liability thereunder on the part of either of the Acquired Subsidiaries; and

          (xi) all Intercompany Agreements shall be terminated as to both Acquired Subsidiaries without any further liability thereunder on the part of either Acquired Subsidiary.

     The Distributable Assets to be distributed to CMH and CMCP in the Pre-Closing Distribution shall be conveyed by the Acquired Subsidiaries to CMH and CMCP "AS IS, WHERE IS, WITH ALL

FAULTS," without recourse or warranty of any kind, and without any representations made by an Acquired Subsidiary with respect to the Distributable Assets or title thereto.

     2.5  Other Actions at Closing.  In addition to the Pre-Closing Distribution
          ------------------------
and the consummation of the Reorganizations, the following actions shall take place at the Closing;

          (i) CMH shall deliver to the PGG Parties resignations, to be effective as of the Closing Date, of all officers and directors of the respective Acquired Subsidiaries;

          (ii) both of the Existing Employment Agreements shall be amended so that each is consistent with the New Employment Agreements;

          (iii) SMH shall enter into an Employment Agreement with Cummer in substantially the form of Exhibit A attached to this Agreement;

          (iv) SMH shall enter into an Employment Agreement with Moyers in substantially the form of Exhibit B attached to this Agreement;

          (v) PGG, CMH and CMCP shall enter into a Registration Rights Agreement in substantially the form of Exhibit C attached to this Agreement; and

          (vi) SMH and CMH shall enter into an Equipment Lease Agreement in substantially the form of Exhibit D attached to this Agreement.

     2.6  Issuance of Contingent Reorganization Shares.  If any of the following
          --------------------------------------------
events (each, a "Milestone Event") occurs before the expiration of the Earn-Out Period (and, in the case of the events described in clauses (i), (ii) and (iii) below, before the date or for the period therein specified), then the C/M Selling Shareholders shall be entitled to receive, and PGG shall issue to them, the Contingent Reorganization Shares:

          (i) by March 31, 2001, Institutional Assets under Management shall have reached $82.957 million;

          (ii) by March 31, 2001, Retail Assets under Management shall have reached $256.364 million;

          (iii) for the fiscal quarter ending March 31, 2001, the combined operating expenses of the Acquired Subsidiaries (as determined in accordance with GAAP and consistently with the August 24, 2000 pro forma financial analysis attached as an exhibit to the minutes of the meeting of the Board of Directors of PGG held on such date, but excluding goodwill amortization and clearing and settlement charges), shall have been less than $400,000;

          (iv) the combined EBITDA of the Acquired Subsidiaries (or from the operations formerly conducted by them if they are subsequently merged or liquidated into, or if their operations are subsequently assimilated into the operations of, another Subsidiary of PGG) shall have been greater than $956,000 for the fiscal year ending December 31, 2001; or

          (v) the Board of Directors of PGG determines to issue the Contingent Reorganization Shares to the C/M Selling Shareholders.

     In the case of a Milestone Event described in clauses (i), (ii) or (iii) above, PGG shall issue the Contingent Reorganization Shares on or before May 5, 2001. In the case of the Milestone Event described in clause (iv) above, PGG shall issue the Contingent Shares on or before April 10, 2002. In the case of the Milestone Event described in clause (v) above, PGG shall issue the Contingent Reorganization Shares within ten Business Days following the date the Board of Directors of PGG shall have authorized the issuance thereof.

     If no Milestone Event occurs before the expiration of the Earn-Out Period, then PGG shall have no obligation to issue the Contingent Reorganization Shares, and such shares shall resume the status of unissued and unreserved shares of PGG Common Stock.

     If at any time before the expiration of the Earn-Out Period, an Acquired Subsidiary is merged or liquidated into, or its operations are merged or assimilated into those of, another Subsidiary of PGG, then from that time forward, and unless and until a Milestone Event occurs or the Earn-Out Period expires, separate profit and loss accounts shall be maintained, and separate financial statements shall be prepared, for the operations formerly conducted by such Acquired Subsidiary, to the extent necessary or appropriate to allow the Parties to determine the occurrence of a Milestone Event.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                              OF THE C/M PARTIES

     The C/M Parties jointly and severally represent and warrant to the PGG Parties that:

     3.1  Organization of C/M Parties.  Each C/M Party is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the Laws of the State of Texas. Each C/M Party has full authority and corporate power to conduct its business as it is currently being conducted and, in the case of the Acquired Subsidiaries, to continue to conduct its current business following consummation of the Reorganizations. Each Acquired Subsidiary is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification. CMH has delivered to the PGG Parties true, correct and complete copies of the Charter Documents of each C/M Party.

     3.2  Authority Relative to this Agreement.  Each C/M Party has the
          ------------------------------------
requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the Reorganizations have been duly authorized by the Board of Directors of each C/M Party, and no other corporate proceedings on the part of any C/M Party are necessary to authorize this Agreement or the consummation of the Reorganizations. After the Closing, the C/M Selling Shareholders intend to continue to engage in one or more businesses, and no approval of either or both of the Reorganizations is required by the shareholders of CMH. This Agreement has been duly executed and delivered by each C/M Party. Assuming the valid authorization, execution and delivery of this Agreement by each PGG Party, this Agreement is a valid and binding obligation of each C/M Party, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors' rights generally or by equitable principles.

     3.3  No Violations.  Neither the execution, delivery or performance of this
          -------------
Agreement by the C/M Parties, the Pre-Closing Distribution, the Working Capital Dividends, or the consummation of the Reorganizations will:

          (i) constitute a breach or violation of or default under the Charter Documents of any C/M Party, or, assuming the obtainment of the consents and approvals described in clauses (i) and (ii) of Section 3.4 and that the PGG Parties perform their obligations under Section 10.12, any Law applicable to any of the C/M Parties; or

          (ii) except as accurately reflected in Section 3.3 of the C/M Disclosure Schedule, violate or conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance by, or result in a right of termination under, or result in the creation of any Lien upon the assets or properties of any C/M Party under, any contract, indenture, loan document, license, permit, order, decree or instrument to which any C/M Party is a party or by which any of them or their assets or properties are bound.

     3.4  Consents and Approval. No consent, order, approval, waiver,
          ---------------------
authorization of, or registration, application, declaration or filing with, any Person is required with respect to any C/M Party in connection with the execution and delivery of this Agreement, the Pre-Closing Distribution, the Working Capital Dividends, or the consummation of the Reorganizations, except for:

          (i) consents, authorizations, approvals, filings or exemptions in connection with the applicable provisions of all Broker-Dealer Regulatory Requirements;

          (ii) the consents of the other parties to all Investment Advisory Related Agreements to which CMCA is a party;

          (iii) the consent of the lessor under the Fort Worth Lease;

          (iv) the consents and approvals described on Section 3.4 of the C/M Disclosure Schedule; and

          (v) other cases, considered individually and in the aggregate, in which any failure to make such registration, application, declaration or filing or to obtain any such consent, order, approval, waiver or other authorization is not reasonably likely to have a Material Adverse Effect on the Acquired Subsidiaries or the C/M Parties.

     3.5  Capitalization of Acquired Subsidiaries.  The authorized capital stock
          ---------------------------------------
of CMS consists of 10,000,000 shares of common stock, $0.005 par value, of which 1,000 shares (constituting the CMS Shares) are issued and outstanding and owned and held of record and beneficially by CMH, and no shares are held by CMS as treasury shares. The authorized capital stock of CMCA consists of 10,000,000 shares of common stock, $0.005 par value, of which 6,000 shares (constituting the CMCA Shares) are issued and outstanding and owned and held of record and beneficially by CMCP, and no shares are held by CMCA as treasury shares. All of the issued and outstanding shares of common stock of each Acquired Subsidiary are duly and validly issued, fully paid and nonassessable, and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all Laws. No subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of either Acquired Subsidiary is authorized or outstanding and there is not outstanding any commitment of an Acquired Subsidiary to issue any shares, warrants, options or other such rights, or, except as specifically contemplated in this Agreement with respect to the Pre-Closing Distribution and the Working Capital Dividends, to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Neither Acquired Subsidiary has any contingent or other obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or, except as specifically contemplated in this Agreement, to pay any dividend or make any other distribution in respect thereof. Neither Acquired Subsidiary is a party to any voting agreement, voting trust or similar agreement or arrangement relating to its capital stock or any agreement or arrangement relating to or providing for registration rights with respect to its capital stock.

     3.6  No Subsidiaries. Except as may be included in the Distributable
          ---------------
Assets, and except as described in Section 3.6 of the C/M Disclosure Schedule, neither Acquired Subsidiary, directly or indirectly, has any equity investment in any corporation, limited liability company, partnership or joint venture or other business entity.

     3.7  SEC Filings.  Each Acquired Subsidiary has filed all forms, reports
          -----------
and documents required to be filed by it with the SEC, and CMH has made available to the PGG Parties true and complete copies of (i) CMS' Annual Reports filed with the SEC pursuant to SEC Rule 17a-5(d) for the years ended December 31, 1997, 1998 and 1999, and (ii) all other reports, statements and registration statements (including Form ADVs and Form BDs, and all amendments thereto) filed by either Acquired Subsidiary with the SEC since the respective dates of organization of the Acquired Subsidiaries (collectively, the "Acquired Subsidiary SEC Filings"). The Acquired Subsidiary SEC Filings, including all financial statements or schedules included in them, (i) comply in all material respects with the requirements of the Exchange Act, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a later filing, on the date of the later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.8  Financial Statements.  CMH has delivered to the PGG Parties the
          --------------------
unaudited separate-company balance sheets and statements of operations and stockholders' equity of the respective Acquired Subsidiaries at August 31, 2000 and for the eight months then ended (the "Acquired Subsidiary Interim Financial Statements"). The balance sheets and statements of operations, stockholders' equity and cash flows of CMS and CMCA, respectively, included in the Acquired Subsidiary SEC Filings, and the Acquired Subsidiary Interim Financial Statements, respectively, fairly present in all material respects the financial position of the respective Acquired Subsidiaries at their respective dates and the respective results of operations of the respective Acquired Subsidiaries for the respective periods then ended, in accordance with GAAP, subject, in the case of the Acquired Subsidiary Interim Financial Statements, to (i) the exclusion of a statement of cash flows, (ii) year-end adjustments (which consist of normal recurring accruals), and (iii) the absence of explanatory footnote disclosures required by GAAP. The respective unaudited separate-company balance sheets of the Acquired Subsidiaries at August 31, 2000 included in the Acquired Interim Financial Statements are herein together called the "Latest Acquired Subsidiary Balance Sheets."

     3.9  Absence of Certain Changes.  Except as set forth in Section 3.9 of the
          --------------------------
C/M Disclosure Schedule, since August 31, 2000, the Acquired Subsidiaries have conducted their businesses only in the ordinary course, consistent with past practice, there has not occurred a Material Adverse Effect or any event that could reasonably be expected to result in a Material Adverse Effect on the Acquired Subsidiaries, and neither Acquired Subsidiary has, and, in the case of clause (xi) below of this Section 3.9, no C/M Party has:

          (i)   amended its Charter Documents;

          (ii) issued, sold or delivered, or agreed to issue, sell or deliver, any capital stock, bonds or other securities, or granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery of its securities;

          (iii) borrowed or agreed to borrow any funds or incurred or become subject to any absolute or contingent obligation or liability, except Intercompany Indebtedness and trade accounts payable and accrued operating expenses incurred in the ordinary course of business since August 31, 2000;

          (iv) paid any obligation or liability other than Intercompany Indebtedness, current liabilities reflected in the Latest Acquired Subsidiary Balance Sheets and current liabilities incurred since August 31, 2000, in the ordinary course of business;

          (v) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind in respect of its capital stock (other than as contemplated herein with respect to the Distributable Assets and the Working Capital Dividends, and other than other dividends paid or distributions made to a Selling C/M Shareholder), or purchased, redeemed or otherwise acquired, or agreed to purchase or redeem or otherwise acquire, directly or indirectly, any of its outstanding capital stock;

          (vi) sold, transferred or otherwise disposed of, or, except as contemplated herein with respect to the Distributable Assets and the Working Capital Dividends, agreed to sell, transfer or otherwise dispose of, any of its assets, properties or rights, other than in the ordinary course of business, or cancelled or otherwise terminated, or agreed to cancel or otherwise terminate, any debts or claims;

          (vii) entered into or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights, or requiring any consent of any party to the transfer or assignment of any such asset, property or right;

          (viii) suffered any material casualty Damages, destruction or physical losses, or waived or surrendered any rights of value which are material;

          (ix) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party or by which it or any of its assets or properties are subject;

          (x) made, directly or indirectly, any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director or employee of an Acquired Subsidiary;

          (xi) except for normal merit raises in the case of individual employees, granted any general pay increases to its employees or agents, or adopted any new or made any increase in any existing profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any of its employees or agents;

          (xii) incurred or become subject to any material claim or liability for any Damages or alleged Damages for actual or alleged negligence or other tort or breach of contract; or

          (xiii) made or agreed to make any capital expenditures.

     3.10 No Undisclosed Liabilities.  Except as disclosed in the Latest
          --------------------------
Acquired Subsidiary Balance Sheets or in Section 3.10 of the C/M Disclosure Schedule, neither Acquired Subsidiary has any liabilities or obligations, known or unknown, fixed or contingent, other than (i) those arising since August 31, 2000 in the ordinary course of business and consistent with past practice, (ii) liabilities and obligations arising after the date of this Agreement without violation of Section 5.2, or

(iii) liabilities and obligations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Acquired Subsidiaries.

     3.11 Properties.  Each Acquired Subsidiary has good and marketable title to
          ----------
the properties and assets reflected in the Latest Acquired Subsidiary Balance Sheets (other than properties and assets disposed of in the ordinary course of business since August 31, 2000, which, in the aggregate, are not material), free of all Liens except Permitted Liens.

     3.12 Taxes and Tax Returns.  Except as described in Section 3.12 of the C/M
          ---------------------
Disclosure Schedule:

          (i) all Tax Returns required to be filed with any Taxing Authority by or on behalf of the C/M Consolidated Group or either Acquired Subsidiary have been duly filed on a timely basis in accordance with all applicable Laws;

          (ii) at the time of their filings all such Tax Returns were complete and correct;

          (iii) all Taxes required to be paid by the C/M Consolidated Group or either Acquired Subsidiary on or before the date of this Agreement have been paid, and the reserves for Taxes of the Acquired Subsidiaries reflected in the Latest Acquired Subsidiary Balance Sheets are adequate to cover all Taxes that have not been paid, but which under GAAP were accruable, through the date of the Latest Acquired Subsidiary Balance Sheets;

          (iv) there are no Liens for Taxes upon any assets of the Acquired Subsidiaries, except Liens for Taxes not yet due for current Tax periods ending after the date of this Agreement;

          (v) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, asserted or assessed against the C/M Consolidated Group or either Acquired Subsidiary, and, to the knowledge of the C/M Parties, no grounds exist for any such assessment of Taxes;

          (vi) neither Acquired Subsidiary is an obligor on, and none of its assets have been financed directly or indirectly by, any tax exempt bonds;

          (vii) neither Acquired Subsidiary is now, or has been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a real property holding corporation within the meaning of Section 897(c)(2) of the Code;

          (viii) neither Acquired Subsidiary has filed a consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of its assets;

          (ix) no extension of the statute of limitations on the assessment of any Taxes has been granted to or applied for by the C/M Consolidated Group or either Acquired Subsidiary;

          (x) neither Acquired Subsidiary (x) is a party to any Tax sharing or allocation agreement (other than the Tax Allocation Agreements), (y) has been a member of a consolidated, combined or unitary group (other than the C/M Consolidated Group) for purposes of filing Tax Returns, and (z) has any liability for the Taxes of any other Person (other than the other members of the C/M Consolidated Group) as a transferee or successor, by contract or otherwise;

          (xi) at December 31, 1999, the U.S. federal income tax basis of CMH in the CMS Shares was $2,698,078, and the U.S. federal income tax basis of CMCP in the CMCA Shares was $280,000; and

          (xii) none of the Tax Returns of either Acquired Subsidiary or the C/M Consolidated Group are the subject of an audit or examination by a Governmental Entity.

     3.13 Litigation.  Except as disclosed in Section 3.13 of the C/M Disclosure
          ----------
Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the C/M Parties, threatened against either Acquired Subsidiary at Law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that is reasonably likely to have a Material Adverse Effect on the Acquired Subsidiaries, and there is no judgment, decree, injunction, rule or order of any Governmental Entity, arbitrator or mediator to which either Acquired Subsidiary is subject. No C/M Party has knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this Section 3.13 might be commenced with any reasonable likelihood of success.

     3.14 Environmental Matters.  Neither Acquired Subsidiary has ever owned,
          ---------------------
leased or occupied any real property other than office space leased under the Office Leases. The business conducted by each Acquired Subsidiary at those locations has consisted of only the operations of a securities broker-dealer, investment banking activities, the purchase and sale of securities for their own account and the accounts of their customers, investment advisory services and ancillary activities. No environmental Permits are required for either of the Acquired Subsidiaries to operate their businesses as now or previously conducted, and each Acquired Subsidiary is and has been in compliance with all applicable environmental Laws.

     3.15 Employee Benefit Plans.  Section 3.15 of the C/M Disclosure Schedule
          ----------------------
accurately sets forth each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit which is maintained, or otherwise contributed to or required to be contributed to, by any C/M Party or any ERISA Affiliate of a C/M

Party (the "CMH Employee Plans"). Each C/M Party has complied, and currently is in compliance, both as to form and operation, in all material respects, with the terms of each CMH Employee Plan and all applicable provisions of ERISA and each other Law or regulation imposed or administered by any Governmental Entity with respect to each of the CMH Employee Plans. Except as set forth in Section 3.15 of the C/M Disclosure Schedule, neither Acquired Subsidiary has at any time maintained, adopted, established, contributed to or been required to contribute to, otherwise participated in or been required to participate in, or had any liability with respect to, any "employee benefit plan" within the meaning of
Section 3(3) of ERISA. All contributions to, and payments from, each CMH Employee Plan which may have been required to be made in accordance with the terms of any such CMH Employee Plan and, where applicable, the Laws which govern such CMH Employee Plan, have been made in a timely manner. All material reports, Tax Returns and similar documents with respect to any CMH Employee Plan required to be filed with any Governmental Entity or distributed to any CMH Employee Plan participant have been duly filed on a timely basis or distributed. There are no pending investigations by any Governmental Entity involving or relating to a CMH Employee Plan, no threatened (to the knowledge of the C/M Parties) or pending claims (except for claims for benefits payable in the normal operation of the CMH Employee Plans), suits or proceedings against any CMH Employee Plan or asserting any rights or claims to benefits under any CMH Employee Plan which could give rise to a liability of an Acquired Subsidiary, nor, to the knowledge of the C/M Parties, are there any facts that could give rise to any liability of an Acquired Subsidiary in the event of any such investigation, claim, suit or proceeding. No notice has been received by any C/M Party of any complaints or other proceedings of any kind involving either Acquired Subsidiary or any of the employees of any of either Acquired Subsidiary (or any other member of the C/M Group) before any Governmental Entity relating to any CMH Employee Plan. The assets of each CMH Employee Plan are at least equal to the liabilities of such CMH Employee Plan.

     3.16  Material Contracts. Section 3.16 of the C/M Disclosure Schedule lists
           ------------------
and identifies as either a Surviving Contract or an Assumed Contract, all written or oral executory contracts, agreements and commitments (collectively, the "Acquired Subsidiary Contracts") to which an Acquired Subsidiary is a party or by which it is bound, including the following:

           (i) all employment, consulting or personal service agreements or contracts with any present or former officer, director or employee of an Acquired Subsidiary;

           (ii) all loan or credit agreements, and all bonds, debentures, promissory notes or other instruments of indebtedness, relating to the borrowing of money by an Acquired Subsidiary;

          (iii) all guaranty, suretyship or similar arrangements under which an Acquired Subsidiary has guaranteed or is otherwise contingently or secondarily liable for any indebtedness, liability or obligation of any Person;

          (iv) all leases or subleases of real or personal property used in the conduct of business of an Acquired Subsidiary;

          (v) all contracts or agreements committing an Acquired Subsidiary to make a capital expenditure;

          (vi) all contracts between CMS and each broker or dealer which clears transactions for CMS or to which CMS transmits customer funds or securities in connection with transactions in which CMS acts as an introducing broker or dealer;

          (vii) all Subordination Agreements pertaining to indebtedness of CMS;

          (viii) all contracts, agreements, agreements in principle, letters of intent and memoranda of understanding which call for or contemplate the future disposition (including restrictions on transfer and rights of first offer or refusal) or acquisition of (or right to acquire) any interest in any business enterprise, and all contracts, agreements and commitments relating to the future disposition of any of the assets or properties of an Acquired Subsidiary other than in the ordinary course of business;

          (ix) all contracts, agreements with or commitments to any Person (other than standard indemnification provisions contained in underwriting agreements entered into in the ordinary course of business) containing any provision or covenant relating to any indemnification or holding harmless by an Acquired Subsidiary;

          (x) all contracts, agreements and undertakings with any Governmental Entity or other Person that contain any provision or covenant limiting (x) the ability of an Acquired Subsidiary to engage on any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (y) the ability of any Person to compete with or obtain products or services from an Acquired Subsidiary;

          (xi) all outstanding proxies, powers of attorney or similar delegations of authority granted by an Acquired Subsidiary to any other Person; and

          (xii)   all Intercompany Agreements.

     CMH has delivered to the PGG Parties a true and correct copy of each Acquired Subsidiary Contract and each Office Lease. Each Acquired Subsidiary Contract is in full force and effect and constitutes a legal, valid and binding obligation of the Acquired Subsidiary that is a party to it, and, to the knowledge of the C/M Parties, of each other Person that is a party to it.
Except as set forth in Section 3.16 of the C/M Disclosure Schedule, neither Acquired Subsidiary is, and to the knowledge of the C/M Parties, no other party to any Acquired Subsidiary Contract is, in violation or breach of or in default under such Acquired Subsidiary Contract, or with or without notice or lapse of time or both, would be in violation or breach of or in default under any such Acquired Subsidiary Contract, except for any violation, breach or default which, individually or in the aggregate, could not result in a Material Adverse Effect on the Acquired Subsidiaries. Each Office Lease is in full force and effect and constitutes a legal, valid and binding obligation of CMH, or such other of the C/M Parties which is a party thereto, and, to the knowledge of the C/M Parties, the lessor thereunder. Neither CMH nor a lessor under an Office Lease is in violation or breach of or in default under an Office Lease. Except as set forth in Section
3.16 of the C/M Disclosure Schedule, no Acquired Subsidiary Contract provides that any party thereto other than an Acquired Subsidiary may terminate such Acquired Subsidiary Contract by reason of the execution of this Agreement or the consummation of the Reorganizations. Except for the Intercompany Agreements, neither C/M Selling Shareholder is a party to any contract or agreement (i) the benefits of which inure to the benefit of, or the obligations of which are performable by, an Acquired Party or (ii) which relates to the business or operations conducted by an Acquired Subsidiary.

    3.17  Governmental Licenses and Permits; Compliance with Laws.  Neither
          -------------------------------------------------------
Acquired Subsidiary has received notice of any revocation or modification of any licence, certification, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity, the revocation or modification of which has had or is reasonably likely to have a Material Adverse Effect on the Acquired Subsidiaries. The conduct of the businesses of the Acquired Subsidiaries complies with all applicable Laws, except for violations or failures to comply, if any, that, individually or aggregate, are not reasonably likely to have a Material Adverse Effect on the Acquired Subsidiaries.

    3.18  Broker-Dealer Matters.  Except as set forth in Section 3.18 of the C/M
          ---------------------
Disclosure Schedule, and except to the extent that any inaccuracy in the following representations and warranties is not reasonably likely to result in a Material Adverse Effect on the Acquired Subsidiaries:

          (i) CMS is registered as a broker-dealer with the SEC and under all applicable state Laws that require it to be so registered, and such registrations are in full force and effect;

          (ii) each Affiliate of CMS, and each officer, employee, consultant, agent or independent contractor of CMS or any such Affiliate, who is required by reason of the nature of his employment by CMS or such Affiliate to be registered as a broker-dealer, broker-dealer agent, registered representative or sales person with the SEC or the securities commission of any state or any self-regulatory body or other Governmental Entity, is duly registered or appointed as such, and such registration or appointment is in full force and effect;

          (iii) neither CMH nor, to the knowledge of the C/M Parties and with the exception of the Heitman Agency, any Affiliate or "associated person" (within the meaning of the Exchange Act) of CMS, is ineligible pursuant to
     Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer;

          (iv) CMS is a member organization in good standing of the NASD, the Securities Investor Protection Corporation, and such other organizations in which its membership is required in order to conduct its business as now conducted;

          (v) CMS is, and has been since its inception, in compliance with all Broker-Dealer Regulatory Requirements relating to its maintenance of minimum net capital and its compliance with a maximum indebtedness-to-net-capital ratio under SEC Rule 15c3-1, its maintenance of reserves under SEC Rule 15c3-1, the filing of quarterly and annual reports under Section 17 of the Exchange Act and Rule 17a-5 thereunder, and all other Broker-Dealer Regulatory Requirements;

          (vi) in connection with its broker-dealer activities, CMS meets, and has met since its inception, all requirements specified in SEC Rule 15c3-3(k)(2) for exemption from all possession, control and reserve requirements under SEC Rule 15c3-3; and

          (vii) all Subordination Agreements pertaining to indebtedness of CMS comply with all requirements of Appendix D to SEC Rule 15c3-1.

     No C/M Party other than CMS is or is required to be registered as a broker-dealer with the SEC or under any applicable state Law.



     3.19 Investment Advisor Matters.  No C/M Party other than CMCA (i) is or is
          --------------------------
required to be registered as an investment adviser under the Investment Advisers Act or (ii) is a party to any Investment Advisory Related Agreements. CMCA is registered as an investment adviser under the Investment Advisors Act and all applicable state Laws that require it to be so registered, and such registrations are in full force and effect. Each Affiliate of CMCA, and each officer, employee, consultant, agent or independent contractor of CMCA or any such Affiliate, who is required by reason of the nature of his employment by CMCA or such Affiliate to be registered as an investment advisor or investment advisor representative with the SEC, the securities commission of any state or any self-regulatory body or other Governmental Entity, is duly registered or appointed as such, and such registration or appointment is in full force and effect.

     3.20 No Investment Company.  Neither Acquired Subsidiary is, or may be
          ---------------------
deemed to be, an investment company under the Investment Company Act. Neither Acquired Subsidiary has any Investment Advisory Related Agreements with, or provides investment advisory services to, any investment company within the meaning of the Investment Company Act.

     3.21 Investment Advisory Related Agreements.   CMH has delivered to the PGG
          --------------------------------------
Parties true and correct lists of the clients, including the name of each client and the net asset value of the assets managed for each client as of an indicated date, which lists collectively constitute a complete list of such clients, for whom services are provided under each Investment Advisory Related Agreement to which CMCA is a party; provided, however, that with respect to annuities, mutual funds and insurance package products, such lists do not contain the name of each customer but rather the name of the company which holds the assets. To the best knowledge of the C/M Parties, each such Investment Advisory Related Agreement has been validly executed by each party thereto and is in full force and effect and constitutes a legal, valid and binding obligation of CMCA and of each other Person that is a party to it; except to the extent that such Investment Advisory Related

Agreements have been breached by their "deemed assignment" to the PGG Parties without the prior consent of each such other party to such Investment Advisory Related Agreement.

     3.22 Material Customers.  Section 3.22 of the C/M Disclosure Schedule
          ------------------
accurately sets forth the name and net assets under management at December 31, 1999 and August 31, 2000, for each customer or client of an Acquired Subsidiary (a "Material Customer") that at either of such dates accounted for five percent or more of the total nets assets under management by the Acquired Subsidiaries at each of those dates. No Material Customer has notified any C/M Party that it will or intends to cease doing business, or substantially decrease the amount of business it does, with an Acquired Subsidiary, and, to the knowledge of the C/M Parties, no Material Customer is now experiencing, or has experienced during 2000, any material financial difficulties that could reasonably be expected to adversely affect such customer's relationship with an Acquired Subsidiary.

     3.23 Bank Accounts.  Section 3.23 of the C/M Disclosure Schedule lists each
          -------------
bank, trust company or similar institution with which either Acquired Subsidiary maintains an account or safe deposit box, and accurately identifies each such account or safe deposit box by its number or other identification and the names of all individuals authorized to draw thereon or have access thereto.

     3.24 Officers and Directors.  Section 3.24 of the C/M Disclosure Schedule
          ----------------------
accurately lists by name and title all officers and directors of each Acquired Subsidiary.

     3.25 Employees.  Neither Acquired Subsidiary currently has any employees.
          ---------
Section 3.25 of the C/M Disclosure Schedule lists each employee of the C/M Selling Shareholders and sets forth with respect to each such employee, (i) his or her position and years of service with a C/M Selling Shareholder, (ii) his or her salary, bonus and other compensation for 1999 and the first eight months of 2000, and (iii) whether he or she will continue to be employed by CMH after the Closing. No employee of a C/M Party, other than a Retained Employee, has notified any C/M Party that he or she is leaving the employ of a C/M Selling Shareholder or that he or she does not intend to be employed by an Acquired Subsidiary upon and following the consummation of the Reorganizations.

     3.26 Transactions with Affiliates:  Except for the Intercompany Agreements
          ----------------------------
as set forth in Section 3.26 of the C/M Disclosure Schedule, no Affiliate of
CMH:

          (i) is a party to or has any interest in any contract or agreement with either Acquired Subsidiary;

          (ii) has any outstanding loan to or receivable from either Acquired Subsidiary; or

          (iii) has any ownership interest (other than a stock ownership interest representing less than 1% of the outstanding stock of any corporation which is publicly traded), directly, indirectly, or beneficially, in any client or customer of or supplier to either Acquired Subsidiary.

     3.27 Brokers.  No broker, finder or investment banker is entitled to any
          -------
brokerage, finder's or other fee or commission in connection with this Agreement or the Reorganizations based upon arrangements made by or on behalf of any C/M Party.

     3.28 Investment Intent.  Each C/M Selling Shareholder is an "accredited
          -----------------
investor" within the meaning of Regulation D under the Securities Act. Each C/M Selling Shareholder will be acquiring its Reorganization Shares solely for its account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution thereof, except that (i) following the Closing, CMCP may distribute its Reorganization Shares to CMH and (ii) after the expiration of the lock-up period specified in Section 10.9, CMH may make an in-kind distribution of all or part of the Reorganization Shares to its shareholders. Neither C/M Selling Shareholder is a party to any agreement or other arrangement for the disposition of any Reorganization Shares. Each C/M Selling Shareholder (i) is able to bear the economic risk of an investment in any Reorganization Shares to be acquired by it pursuant to this Agreement, (ii) can afford to sustain a total loss of that investment, (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in any Reorganization Shares the C/M Selling Shareholder is to receive in connection with the Reorganizations, (iv) has had an adequate opportunity to ask questions and receive answers from the officers of PGG concerning any and all matters relating to the transactions contemplated by this Agreement, including the background and experience of the current and proposed officers and directors of PGG and the plans for the operations of the business of PGG, and (v) has asked all questions of the nature described in preceding clause (iv), and all those questions have been answered to its satisfaction.

     Notwithstanding the representations made by the C/M Parties in this Section 3.28, PGG agrees to permit a sale or transfer of Reorganization Shares upon its obtaining satisfactory assurances that the sale or transfer may be made without registration under the Securities Act and related rules and regulations (and all applicable state securities laws and regulations), including receipt by PGG of an opinion to such effect from counsel reasonably satisfactory to PGG, or compliance by the proposed seller or transferor with the requirements of Rule 144(k) or Rule 144A under the Securities Act.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                                      OF
                                THE PGG PARTIES

     The PGG Parties jointly and severally represent and warrant to the C/M Parties that:

     4.1  Organization of PGG Parties.  Each PGG Party is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the Laws of the State of Texas. Each PGG Party has full authority and corporate power to conduct its business as it is currently being conducted and as to be conducted following consummation of the Reorganizations. Each PGG Party is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification. The PGG Parties have delivered to CMH true, correct and complete copies of the Charter Documents of each PGG Party.

     4.2  Authority Relative to this Agreement.  Each PGG Party has the
          ------------------------------------
requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement, the consummation of the Reorganizations, and the issuance and delivery of the Reorganization Shares upon consummation of the Reorganizations, have been duly authorized by the respective Boards of Directors of the PGG Parties, and no other corporate proceedings on the part of either PGG Party are necessary to authorize this Agreement, the issuance and delivery of the Reorganization Shares or the consummation of the Reorganizations. This Agreement has been duly executed and delivered by each PGG Party. Assuming the valid authorization, execution and delivery of this Agreement by each C/M Party, this Agreement is a valid and binding obligation of each PGG Party, enforceable against each PGG Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, motorium or other Laws relating to or affecting creditors' rights generally or by equitable principles.

     4.3  No Violations.  Neither the execution, delivery and performance of
          -------------
this Agreement by the respective PGG Parties, the issuance and delivery by PGG of the Reorganization Shares in connection with the Reorganizations, or the consummation of the Reorganizations will:

          (i) constitute a breach or violation of or default under the Charter Documents of either PGG Party or any of the PGG Subsidiaries or, assuming the obtainment of the consents and approvals described in clause (i) of
     Section 4.4, any Law applicable to either PGG Party or any of the PGG Subsidiaries; or

          (ii) except as accurately reflected in Section 4.3 of the PGG Disclosure Schedule, violate or conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance by, or result in a right of termination under, or result in the creation of any Lien upon the assets or properties of PGG or any of its Subsidiaries under, any contract, indenture, loan document, license, permit, order, decree or instrument to which PGG or any of its Subsidiaries is a party or by which any of them or their assets or properties are bound.

     4.4  Consents and Approval.  No consent, order, approval, waiver or
          ---------------------
authorization of, or registration, application, declaration or filing with, any Person is required with respect to either PGG Party or any Subsidiary of PGG in connection with the execution and delivery of this Agreement, the issuance of the Reorganization Shares or the consummation of the Reorganizations, except for:

          (i) consents, authorizations, approvals, filings or exemptions in connection with the applicable provisions of all Broker-Dealer Regulatory Requirements;

          (ii) the consents and approvals described on Section 4.4 of the PGG Disclosure Schedule; and

          (iii) other cases, considered individually and in the aggregate, in which any failure to make such registration, application, declaration or filing or to obtain any such consent, order, approval, waiver or other authorization is not reasonably likely to have a Material Adverse Effect on PGG.

     4.5  PGG Capitalization.  The authorized capital stock of PGG consists of
          ------------------
(i) 100 million shares of PGG Common Stock and (ii) 10 million shares of Preferred Stock, $.10 par value, of PGG ("PGG Preferred Stock"). At October 2, 2000, 14,452,551 shares of PGG Common Stock, and no shares of PGG Preferred Stock, were issued and outstanding, 1,012,567 shares of PGG Common Stock were reserved for issuance upon exercise of the PGG Stock Options, and 797,961 shares of PGG Common Stock were held by PGG as treasury shares. All of the issued and outstanding shares of PGG Common Stock are duly and validly issued, fully paid and nonassessable, and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all Laws. Except for the PGG Stock Options, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of PGG or any of its Subsidiaries is authorized or outstanding, and there is not outstanding any commitment of PGG or any of its Subsidiaries to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Except as described in Section 4.5 of the PGG Disclosure Schedule, neither PGG nor any of its Subsidiaries has any contingent or other obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. PGG is not a party, and has no knowledge that any PGG shareholders are parties, to any voting agreement, voting trust or similar agreement or arrangement relating to PGG's capital stock or, except as described in Section 4.5 of the PGG Disclosure Schedule, any agreement or arrangement relating to or providing for registration rights with respect to its capital stock.

     Upon their issuance in accordance with this Agreement, the Reorganization Shares will be duly authorized, validly issued, fully paid and nonassessable. At the Closing Date, the Contingent Reorganization Shares will be duly reserved for issuance.

     4.6  PGG Subsidiaries.  Each Subsidiary of PGG is a corporation duly
          ----------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full authority and corporate power to conduct its business as presently being conducted. Each Subsidiary of PGG is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification. All of the outstanding shares of capital stock of each Subsidiary of PGG are validly issued, fully paid and nonassessable and are owned of record and beneficially by PGG or a wholly owned direct or indirect Subsidiary of PGG, free and clear of all Liens. There are no outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligations to make capital contributions or advances, voting trust arrangements, shareholders' agreements or other agreements, commitments or understandings relating to the issued and outstanding capital stock of any Subsidiary of PGG.

     4.7  SEC Filings.  The PGG Parties have filed all forms, reports and
          -----------
documents required to be filed by them with the SEC since January 1, 1997, and PGG has made available to the C/M Parties true and complete copies of (i) the Annual Reports on Form 10-K of PGG and its predecessor issuer for the years ended December 31, 1997, 1998 and 1999, (ii) all Annual Reports filed with the SEC by each Broker-Dealer Subsidiary pursuant to SEC Rule 17a-5(d) for the years ended December 31, 1997, 1998 and 1999, (iii) all other reports (including Current Reports on Form 8-K), statements and registration statements filed by PGG and its predecessor issuer with the SEC since December 31, 1999 and (iv) all Form BDs, and all amendments thereto, filed by each broker-dealer or investment advisory Subsidiary since January 1, 1997 (collectively, the "PGG SEC Filings"). The PGG SEC Filings, including all financial statements or schedules included in them, (i) comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time of their filing (or if amended, supplemented or superseded by a later filing, on the date of the later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.8  PGG Financial Statements.  The consolidated balance sheets and
          ------------------------
consolidated statements of operations, stockholders' equity and cash flows of PGG and its Subsidiaries included in the PGG SEC Filings fairly present in all material respects the consolidated financial position of PGG and its Subsidiaries at their respective dates and the consolidated results of operations of PGG and its Subsidiaries for the respective periods then ended, in accordance with GAAP, subject, in the case of unaudited interim financial statements, to (i) year-end adjustments (which consist of normal recurring accruals) and (ii) the absence of explanatory footnote disclosures required by GAAP. PGG's unaudited consolidated balance sheet at June 30, 2000 included in the PGG SEC Filings is herein called the "Latest PGG Balance Sheet."

     4.9  Absence of Certain Changes.  Except as set forth in Section 4.9 of the
          --------------------------
PGG Disclosure Schedule, since June 30, 2000, PGG and its Subsidiaries have conducted their businesses only in the ordinary course, consistent with past practice, there has not occurred a Material Adverse Effect on PGG, or any event that could reasonably be expected to result in a Material Adverse Effect on PGG.

     4.10 No Undisclosed Liabilities.  Except as disclosed in the Latest PGG
          --------------------------
Balance Sheet or in Section 4.10 of the PGG Disclosure Schedule, PGG and its Subsidiaries have no liabilities or obligations, known or unknown, fixed or contingent, other than (i) those arising since June 30, 2000 in the ordinary course of business and consistent with past practice, (ii) liabilities and obligations arising after the date of this Agreement without violation of
Section 6.2, or (iii) liabilities and
obligations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on PGG.

     4.11 PGG Properties.  PGG and its Subsidiaries have good and marketable
          --------------
title to the properties and assets reflected in the Latest PGG Balance Sheet (other than properties and assets disposed of in the ordinary course of business since June 30, 2000, which, in the aggregate, are not material), free of all Liens except Permitted Liens.

     4.12 Taxes and Tax Returns.  Except as described in Section 4.12 of the PGG
          ---------------------
Disclosure Schedule:

          (i) all Tax Returns required to be filed with any Taxing Authority by or on behalf of PGG or any of its Subsidiaries have been duly filed on a timely basis in accordance with all applicable Laws;

          (ii) at the time of their filings all such Tax Returns were complete and correct;

          (iii) all Taxes required to be paid by PGG or any of its Subsidiaries on or before the date of this Agreement have been paid, and the reserves for Taxes reflected in the Latest PGG Balance Sheet are adequate to cover all Taxes that had not been paid, but which under GAAP were accruable, through the date of the Latest PGG Balance Sheet;

          (iv) there are no Liens for Taxes upon any assets of PGG or any of its Subsidiaries, except Liens for Taxes not yet due for current Tax periods ending after the date of this Agreement;

          (v) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, asserted or assessed against PGG or any Subsidiary of PGG, and, to the knowledge of the PGG Parties, no grounds exist for any such assessment of Taxes;

          (vi) neither PGG nor SMH is an investment company within the meaning of Section 368(a)(2)(F) of the Code;

          (vii) neither PGG nor any of its Subsidiaries is an obligor on, and none of its assets have been financed directly or indirectly by, any tax exempt bonds;

          (viii) neither PGG nor any of its Subsidiaries is now, or has been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a real property holding corporation within the meaning of Section 897(c)(2) of the Code;

          (ix) neither PGG nor any of its Subsidiaries has filed a consent under
     Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of its assets;

          (x) no extension of the statute of limitations on the assessment of any Taxes has been granted to or applied for by PGG or any Subsidiary of PGG;

          (xi) none of the Tax Returns of PGG or any of its Subsidiaries are the subject of an audit or examination by a Governmental Entity.

     4.13 Litigation.  Except as disclosed in Section 4.13 of the PGG Disclosure
          ----------
Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the PGG Parties, threatened against PGG or any of its Subsidiaries at Law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that is reasonably likely to have a Material Adverse Effect on PGG, and there is no judgment, decree, injunction, rule or order of any Governmental Entity, arbitrator or mediator to which PGG or any PGG Subsidiary is subject that is reasonably likely to have a Material Adverse Effect on PGG. Neither PGG Party has knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this
Section 4.13 might be commenced with any reasonable likelihood of success.

     4.14 Governmental Licenses and Permits; Compliance with Laws.  Except as
          -------------------------------------------------------
described in the PGG SEC Filings or Section 4.14 of the PGG Disclosure Schedule, neither PGG nor any of its Subsidiaries has received notice of any revocation or modification of any licence, certification, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity, the revocation or modification of which has had or is reasonably likely to have a Material Adverse Effect on PGG. The conduct of the business of PGG and its Subsidiaries complies with all applicable Laws, except for violations or failures to comply, if any, that, individually or aggregate, are not reasonably likely to have a Material Adverse Effect on PGG.

     4.15 Broker-Dealer Matters.  Neither PGG nor any Subsidiary of PGG other
          ---------------------
than the Broker-Dealer Subsidiaries is or is required to be registered as a broker-dealer under any Broker-Dealer Regulatory Requirement. Except as set forth in Section 4.15 of the PGG Disclosure Schedule, and except to the extent that any inaccuracy in the following representations and warranties is not reasonably likely to result in a Material Adverse Effect on PGG:

          (i) each Broker-Dealer Subsidiary is registered as a broker-dealer with the SEC and under all applicable state Laws that require it to be so registered, and such registrations are in full force and effect;

          (ii) each Affiliate of each Broker-Dealer Subsidiary, and each officer, employee, consultant, agent or independent contractor or each Broker-Dealer Subsidiary or any such Affiliate, who is required by reason of the nature of his employment by such Broker-Dealer Subsidiary or such Affiliate to be registered as a broker-dealer, broker-dealer agent, registered representative or sales person with the SEC or the securities commission of any state or any self-regulatory body or other Governmental Entity, is duly registered or appointed as such, and such registration or appointment is in full force and effect;

          (iii) no Broker-Dealer Subsidiary nor, to the knowledge of the PGG Parties, any Affiliate or "associated person" (within the meaning of the Exchange Act) of any Broker-Dealer Subsidiary, is ineligible pursuant to
     Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer;

          (iv) each Broker-Dealer Subsidiary is a member organization in good standing with the NASD, the Securities Investor Protection Corporation, and such other organizations in which its membership is required in order to conduct its business as now conducted;

          (v) each Broker-Dealer Subsidiary is, and has been since it inception, in compliance with all Broker-Dealer Regulatory Requirements relating to its maintenance of minimum net capital and its compliance with the maximum indebtedness-to-net-capital ratio under SEC Rule 15c3-1, its maintenance of reserves under SEC Rule 15c3-1, the filing of quarterly and annual reports under Section 17 of the Exchange Act and Rule 17a-5 thereunder, and all other Broker-Dealer Regulatory Requirements;

          (vi) in connection with its broker-dealer activities, each Broker-Dealer Subsidiary meets, and has met since its inception, all requirements specified in SEC Rule 15c3-3(k)(2) for exemption from all possession, control and reserve requirements under SEC Rule 15c3-3; and

          (vii) All Subordination Agreements pertaining to indebtedness of a Broker-Dealer Subsidiary comply with all requirements of Appendix D to SEC Rule 15c3-1.

     4.16 No Investment Company.  Neither PGG nor any Subsidiary of PGG is, or
          ---------------------
may be deemed to be, an investment company under the Investment Company Act. Neither PGG nor any Subsidiary of PGG provides investment advisory services to any investment company within the meaning of the Investment Company Act.

     4.17 Investment Advisor Matters.  Neither PGG nor any Subsidiary of PGG is
          --------------------------
or is required to be registered as an investment advisor under the Investment Advisors Act or under any applicable state Laws. Neither PGG nor any Subsidiary of PGG is a party to any Investment Advisory Related Agreement.

     4.18 Transactions with Affiliates:  Except as set forth in the PGG SEC
          ----------------------------
Filings or Section 4.18 of the PGG Disclosure Schedule, no Affiliate of PGG:

          (i) is a party to or has any interest in any contract or agreement with PGG or any of its Subsidiaries;

          (ii) has any outstanding loan to or receivable from PGG or any of its Subsidiaries; or

          (iii) has any ownership interest (other than a stock ownership interest representing less than 1% of the outstanding stock of any corporation which is publicly traded), directly, indirectly, or beneficially, in any customer of or supplier to PGG or any of its Subsidiaries.

     4.19 No Brokers.  No broker, finder or investment banker is entitled to any
          ----------
brokerage, finder's or other fee or commission in connection with this Agreement or the Reorganizations based upon arrangements made by or on behalf of either PGG Party.

     4.20 Investment Intent.  Each PGG Party is an "accredited investor" within
          -----------------
the meaning of Regulation D under the Securities Act. Each PGG Party will be acquiring the CMS Shares or the CMCA Shares, as the case may be, solely for its account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution thereof. Neither PGG Party is a party to any agreement or other arrangement for the disposition of any of the CMS Shares or the CMCA Shares. Each PGG Party (i) is able to bear the economic risk of an investment in the CMS Shares or CMCA Shares, as the case may be, to be acquired by it pursuant to this Agreement, (ii) can afford to sustain a total loss of that investment, (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the CMS Shares or the CMCA Shares, as the case may be, the PGG Party is to receive in connection with the Reorganizations, (iv) has had an adequate opportunity to ask questions and receive answers from the officers of the C/M Parties concerning any and all matters relating to the transactions contemplated by this Agreement, and (v) has asked all questions of the nature described in the preceding clause (iv), and all those questions have been answered to its satisfaction. Each PGG Party acknowledges that the CMS Shares and the CMCA Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

                                   ARTICLE V

                         COVENANTS OF THE C/M PARTIES
                                PENDING CLOSING

     The C/M Parties agree that pending the Closing:

     5.1  Conduct of Business.  Each Acquired Subsidiary shall conduct its
          -------------------
operations according to its ordinary and usual course of business, and shall use its commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain normal business relationships with customers, clients and others having business relationships with it. CMH shall confer on a regular and frequent basis with one or more designated representatives of PGG to report on operational matters of materiality and to report the general status of ongoing operations of the Acquired Subsidiaries. CMH shall notify PGG of:

          (i) any unexpected material emergency or other material change in the normal course of business of either Acquired Subsidiary;

          (ii) any significant development in any regulatory proceedings, governmental complaints, investigations or hearings (or communication indicating that any may be contemplated) involving an Acquired Subsidiary and which could have a Material Adverse Effect on the Acquired Subsidiaries; and

          (iii) any matter or event which comes to the knowledge of C/M Party and which makes or could make any representation and warranty made concerning the C/M Parties in Article III untrue or inaccurate.

     CMH shall keep PGG fully informed of such events and permit representatives of PGG access to all materials prepared in connection with such events.

     5.2  Forbearance by CMH Parties.  The Acquired Subsidiaries shall not, the
          --------------------------
other C/M Parties shall not cause or permit an Acquired Subsidiary to, and, in the case of clause (vi) below, no C/M Party shall:

          (i)   amend its Charter Documents;

          (ii) issue any shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or enter into any agreement or commitment for the issuance or purchase of any such shares or securities;

          (iii) split, combine or reclassify any outstanding shares of its capital stock;

          (iv) except as contemplated in this Agreement with respect to the Pre-Closing Distribution and the Working Capital Dividends, declare, pay or set aside for payment any dividend or other distribution in respect of any outstanding shares of its capital stock;

          (v) incur or permit Acquired Subsidiary to incur any indebtedness for borrowed money, except for Intercompany Indebtedness;

          (vi) increase the compensation levels of its officers or employees (other than for regularly scheduled increases for employees in the normal course of business in connection with periodic personnel reviews) or grant any general salary increases;

          (vii) enter into any material lease agreements or other long-term commitments;

          (viii) acquire or negotiate for the acquisition of any business either directly or indirectly;

          (ix) sell or agree to sell all or substantially all, or any material portion, of its assets (except in connection with the Pre-Closing Distribution and Working Capital Dividends), or merge or consolidate, or permit either Acquired Subsidiary to merge or consolidate with any other Entity; or

          (x) take any of the other actions or permit to occur any of the other events specified in Section 3.9 which are within the control of the C/M Parties.

     5.3  Access and Information.  The C/M Parties shall give PGG and its
          ----------------------
representatives access during normal business hours to all the properties, books, contracts, commitments and records of the Acquired Subsidiaries so that the PGG Parties may have full opportunity to make such investigation of the Acquired Subsidiaries as they shall reasonably request in advance. The C/M Parties will furnish PGG all information concerning the Acquired Subsidiaries required for inclusion in any application, filing, statement or notice made by PGG to, or filed or joined in by PGG with, any Government Entity in connection with this Agreement or the Reorganizations. None of the information furnished to the PGG Parties under this Section 5.3, shall, at the date furnished, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.4  Supplemental Information.  The CM Parties shall furnish PGG copies of
          ------------------------
the interim monthly financial statements of each Acquired Subsidiary as soon as practicable but in any event within 30 days after the end of each month, together with any information ordinarily prepared in connection with such financial statements. All such financial statements shall be prepared in conformity with GAAP, shall present fairly in all material respects, in accordance with GAAP, the financial position of the respective Acquired Subsidiaries at the end of the periods covered thereby and the consolidated results of their operations for the periods covered thereby, subject to year-end adjustments (consisting of normal recurring accruals) and the omission of explanatory footnote materials required by GAAP.

     5.5  Confidentiality.  Except  for information required or appropriate for
          ---------------
inclusion in any application, filing, statement or notice to be filed by a C/M Party with any Governmental Entity as contemplated in Section 5.3, all information and data furnished to the C/M Parties by a PGG Party under this Agreement, whether furnished orally or in writing, shall be received, held and treated confidentially by the C/M Parties, and none of such information shall be used in any manner for the benefit of a C/M Party or for the benefit of any business controlled by it. As soon as practicable after any termination of this Agreement, the C/M Parties shall return to the PGG Parties, and shall cause their representatives to return to the PGG Parties, respectively, all documents (and all copies thereof) obtained from them under this Agreement.

     5.6  Consummation of Reorganizations.  The C/M Parties shall use their best
          -------------------------------
efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the Reorganizations shall be consummated.

                                  ARTICLE VI

                         PGG COVENANTS PENDING CLOSING

     The PGG Parties agree that pending the Closing:

     6.1  Conduct of PGG's Business.  PGG and its Subsidiaries shall conduct
          -------------------------
their operations according to their ordinary and usual course of business, and shall use their best efforts to preserve intact their business organizations, keep available the services of their officers and employees and maintain normal business relationships with customers, clients and others having business relationships with them.

     6.2  Forbearance by PGG.  PGG shall not:
          ------------------

          (i)   amend its Charter Documents;

          (ii) split, combine or reclassify any outstanding shares of PGG Common Stock;

          (iii) declare, pay or set aside for payment any dividend or other distribution in respect of any outstanding shares of PGG Common Stock; or

          (iv) sell or agree to sell all or substantially all, or any material portion, of its assets or the assets of any Subsidiary of PGG, or to merge or consolidate, or cause or permit any Subsidiary of PGG to merge or consolidate, with any other entity (except another Subsidiary of PGG).

     6.3  Access and Information.  PGG shall give the C/M Parties and their
          ----------------------
representatives full access during normal business hours to all the properties, books, contracts, commitments and records of PGG and its Subsidiaries so that the C/M Parties may have full opportunity to make such investigation of PGG and its Subsidiaries as they shall reasonably request in advance. PGG will furnish the C/M Parties all information concerning PGG and its Subsidiaries required for inclusion in any application, filing, statement or notice made by any C/M Party to, or filed or joined in by any C/M Party with, any Governmental Entity in connection with this Agreement or the Reorganizations. None of the information furnished to a C/M Party under this Section 6.3 shall, at the date furnished, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    6.4   Supplemental Information.  PGG shall, within five days following each
          ------------------------
such filing, furnish the C/M Parties with a copy of each Current Report on Form 8-K, each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K filed by PGG with the SEC. PGG shall also furnish the C/M Parties copies of PGG's interim monthly consolidated financial statements as soon as practicable but in any event within 35 days after the end of each month, together with any information ordinarily prepared in connection with such financial statements. All financial statements included in each such Quarterly Report on Form 10-Q and Annual Report on Form 10-K shall be prepared in conformity with GAAP, shall present fairly in all material respects, in accordance with GAAP, the consolidated financial position of PGG and its Subsidiaries at the end of the periods covered thereby and the results of their consolidated operations for the periods covered thereby, subject, in the case of unaudited interim financial statements, to year-end adjustments (consisting of normal recurring accruals) and the omission of explanatory footnote materials required by "GAAP" means United States generally accepted accounting principles as in effect from time to time.

    6.5   Listing of Reorganization Shares.  PGG shall use its best efforts to
          --------------------------------
cause the Reorganization Shares to be listed in the Nasdaq National Market tier of the Nasdaq Stock Market, and if such listing has not occurred on of before the Closing, PGG shall continue to use its best efforts to cause such listing following the Closing.

    6.6   Confidentiality.  Except for information required or appropriate for
          ---------------
inclusion in any application, filing, statement or notice to be filed by a PGG Party with any Governmental Entity as contemplated in Section 6.3, all information and data furnished by the C/M Parties to the PGG Parties under this Agreement shall be received, held and treated confidentially by the PGG Parties, and none of such information shall be used in any manner for the benefit of PGG or any of its Subsidiaries or for the benefit of any business controlled by it or them. As soon as practicable after any termination of this Agreement, the PGG Parties shall return to CMH, and shall cause their representatives to return to CMH, all documents (and all copies thereof) obtained from the C/M Parties under this Agreement.

    6.7   Consummation of Reorganizations.  The PGG Parties shall use their best
          -------------------------------
efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the Reorganizations shall be consummated.

                                  ARTICLE VII

                               MUTUAL CONDITIONS

    The respective obligations of all Parties to consummate the Reorganizations are subject to the fulfillment of each of the following conditions on or before the Closing Date:

    7.1   No Adverse Proceedings.  No order entered or Law promulgated or
          ----------------------
enacted by any Governmental Entity shall be in effect which would prevent consummation of the Reorganizations, and no proceeding brought by a Governmental Entity or any other Person shall have been commenced and be pending which seeks to restrain, enjoin, prevent or materially delay or restructure the Reorganizations.

    7.2   Broker-Dealer Regulatory Requirements.  All consents, authorizations,
          -------------------------------------
approvals, filings or exemptions required under all applicable Broker-Dealer Regulatory Requirements in connection with the Reorganizations shall have been obtained or filed, as applicable, and not rescinded or adversely modified.

    7.3   Advisory Contract Consents.  Belmont Trust Company, Investment
          --------------------------
Advisory Services, Inc., Vista Analytics and Sea Cap Investment Advisors, Inc. shall have consented, in compliance with the Investment Advisers Act, to the deemed assignment of the applicable Investment Advisory Related Agreements.

    7.4   Other Third Party Consents.  The lessor under the Fort Worth Lease
          --------------------------
shall have consented to its assignment to SMH as herein contemplated, and all other required third-party consents shall have been obtained.

                                 ARTICLE VIII

                   CONDITIONS TO OBLIGATIONS OF PGG PARTIES

    The respective obligations of the PGG Parties to consummate the Reorganizations are subject to the fulfillment of each of the following conditions on or before the Closing Date:

    8.1   Representations True at Closing. The PGG Parties shall not have
          -------------------------------
discovered any material error, misstatement or omission in the representations and warranties made by the C/M Parties in Article III; the representations and warranties made by the C/M Parties in Article III shall be deemed to have been made again as of the time of the Closing, and shall then be true in all material respects; each C/M Party shall have performed and complied with all agreements and conditions required to be performed or complied with by it at or prior to the Closing; and the PGG Parties shall have received certificates, each dated the Closing Date, of the President or a Vice President of CMH, to the effect set forth in this Section 8.1.

    8.2   No Adverse Changes.  Since the date of this Agreement, no event shall
          ------------------
have occurred which has had or could be reasonably expected to have a Material Adverse Effect on the Acquired Subsidiaries or the C/M Selling Shareholders.

    8.3   Opinion of CMH Counsel.  The PGG Parties shall have received an
          ----------------------
opinion, dated the Closing Date, of Holland, Johns, Schwartz & Penny, L.L.P., counsel to the C/M Parties, in the form attached as Exhibit F to this Agreement.

    8.4   Releases.  The PGG Parties and the Acquired Subsidiaries shall have
          --------
received a Release, in the form attached as Exhibit E to this Agreement, from Cummer, Moyers and each member of the C/M Group other than the Acquired Subsidiaries.

    8.5   NASD Compliance Audit.  The PGG Parties shall be reasonably satisfied
          ---------------------
that no material issues have been or will be raised by the NASD in connection with the compliance audit of CMS now being conducted by the NASD.

    8.6   Employees.  Except for Retained Employees and each of Cummer and
          ---------
Moyers, no key employee of a C/M Selling Shareholder shall have indicated he or she will not accept employment by CMS upon the Closing as contemplated in
Section 10.7.

                                  ARTICLE IX

                     CONDITIONS TO C/M PARTIES OBLIGATIONS

    The respective obligations of the C/M Parties to consummate the Reorganizations are subject to the fulfillment of each of the following conditions on or before the Closing Date:

    9.1   PGG Representations True at Closing.  CMH shall not have discovered
          -----------------------------------
any material error, misstatement or omission in the representations and warranties made by the PGG Parties in Article III, the representations and warranties made by the PGG Parties in Article III shall be deemed to have been made again as of the time of the Closing, and shall then be true in all material respects; each PGG Party shall have performed and complied with all agreements and conditions required to be performed or complied with by it at or prior to the Closing; and the C/M Parties shall have received certificates, each dated the Closing Date, of the President or Vice President of PGG, to the effect set forth in this Section 9.1.

    9.2   No Adverse PGG Changes.  Since the date of this Agreement, no event
          ----------------------
shall have occurred which could reasonably be expected to have a Material Adverse Effect on PGG.

    9.3   Opinion of PGG's Counsel.  The CMH Parties shall have received an
          ------------------------
opinion, dated the Closing Date, of Porter & Hedges, L.L.P., counsel to the PGG Parties, in the form attached as Exhibit G to this Agreement.

                                   ARTICLE X

                             ADDITIONAL AGREEMENTS

    10.1  Consents and Approvals.  All Parties shall use their best efforts to
          ----------------------
obtain before the Closing, all consents and approvals listed and disclosed in
Section 3.3 or 3.4 of the C/M Disclosure Schedule or the corresponding sections of the PGG Disclosure Schedule

    10.2  Publicity.  No Party other than PGG or CMH shall issue any press
          ---------
release or public announcement pertaining to the Reorganizations. PGG and CMH shall consult with each other concerning any such press release or public announcement and shall use their best efforts to agree on its text before its public dissemination and before making any filings with any Governmental Entity or national securities exchange with respect to any such press release or public announcement. In cases where PGG and CMH are unable to agree on a press release or public announcement, the Party proposing it will not issue or make it unless the proposing Party is required to do so by Law or by any listing agreement with, or rules of, any national securities exchange (including the Nasdaq Stock Market), in which case the Party so obligated shall use its reasonable efforts to provide a copy of the press release or public announcement to the other Party before its filing or public dissemination.

    10.3  Expenses.  Each PGG Party shall pay its own costs and expenses
          --------
incurred in connection with the Reorganizations, and the C/M Selling Shareholders shall pay all costs and expenses of the C/M Parties in connection with the Reorganizations, in each case whether or not the Reorganizations are consummated. No such expenses shall be charged to or paid by an Acquired Subsidiary.

    10.4  Conveyance Taxes.  The Parties shall cooperate in the preparation of
          ----------------
all Tax Returns, questionnaires, applications or other documents regarding any real property transfer tax, any stock transfer or stamp tax, or any other similar transfer or conveyance taxes which become payable in connection with the Reorganizations or the Pre-Closing Distribution, all of which shall be payable by the C/M Selling Shareholders. This Section 10.4 does not apply or extend to any federal, state, or local income Tax.

    10.5  Determination and Payment of Working Capital Dividends.  The amount of
          ------------------------------------------------------
the Working Capital Dividends shall be determined and paid, and, if applicable, the amount of the Pre-Closing Distribution shall be adjusted, as provided in this Section 10.5.

    On or before 30 Business Days following the Closing Date, CMH shall calculate, and shall deliver to the PGG Parties a written statement certified by the chief financial officer of CMH (the "Settlement Statement") setting forth, the amount of the Closing Date Working Capital and the amount of the Excess Closing Date Working Capital or the Closing Date Working Capital Deficit, as the case may be. The PGG Parties will grant CMH reasonable access to the books and records of the Acquired Subsidiaries after the Closing for the purposes of allowing CMH to calculate Closing Date Working Capital, and the C/M Selling Shareholders will grant the PGG Parties reasonable access to the books and records of the C/M Selling shareholders after the Closing for the purpose of allowing the PGG Parties to verify Closing Date Working Capital. The Settlement Statement shall be final and binding on the PGG Parties and the Acquired Subsidiaries unless, within ten Business Days following the date of delivery of the Settlement Statement, PGG notifies CMH in writing (an "Objection Notice") that the PGG Parties and the Acquired Subsidiaries do not accept as correct the amount of any calculation reflected in the Settlement Statement. If PGG timely delivers an Objection Notice, then PGG and CMH shall respectively instruct PricewaterhouseCoopers LLP and Stoval, Grandey & Whatley, L.L.P. to attempt to reach mutual agreement as to each disputed calculation made in the Settlement Statement. All calculations mutually agreed to by the two accounting firms within ten Business Days after the matter has been referred to them shall be final and binding on all Parties. If within ten Business Days after the matter has been referred to the two accounting firms, they have not reached agreement as to all disputed calculations, then the two accounting firms shall be respectively instructed by PGG and CMH to designate a third accounting firm of nationally recognized standing, which (acting as experts and not as arbitrators) shall be instructed to make, as soon as practicable after the matter is referred to them, all calculations which remain in dispute, and the determination of the third accounting firm shall be final and binding on all Parties.

     Once the amount of the Closing Date Working Capital has been finally determined under the preceding provisions of this Section 10.5:

          (i) if there is Excess Closing Date Working Capital, the Acquired Subsidiaries, out of their own funds and not with any funds advanced by or borrowed from PGG or any other Subsidiary of PGG, shall pay to the respective C/M Selling Shareholders the respective Working Capital Dividends declared by them pursuant to clauses (vi) and (vii) of Section 2.4; and

          (ii) if there is a Closing Date Working Capital Deficit, the C/M Selling Shareholders shall pay to the Acquired Subsidiaries, as a post-closing adjustment of the amount of the Pre-Closing Distribution, the amount of the Closing Date Working Capital Deficit.

     Payments required by this Section 10.5 shall be made in cash within two Business Days after the amounts and recipients thereof have been finally determined under this Section 10.5, by wire transfer of immediately available funds.

     The fees of all accounting firms engaged to make any calculations under this Section 10.5 shall be paid by (i) CMH if the effect of all disputed calculations made by the accounting firms results in adjustments in favor of the Acquired Subsidiaries by $7,000 or more in comparison to the adjustments that would have been made had PGG and the Acquired Subsidiaries accepted the Settlement Statement or (ii) by PGG in all other cases.

     10.6  Qualified Retirement Plans.  In this Section 10.6:
           --------------------------

           (i) the "CMH Plan" means the Cummer/Moyers Holdings, Inc. 401(k) Plan; and

           (ii) the "PGG Plan" means the Pinnacle Global Group, Inc. 401(k)
     Plan.

     The CMH Plan shall fully vest as of the Closing Date the account balances of all C/M Group employees who are participants in the CMH Plan ("Participating Employees"), and the C/M Parties shall take all such actions, if any, as may be necessary to provide for the distribution to or on behalf of the Participating Employees of their vested account balances. The C/M Parties shall use their best efforts to permit each Participating Employee to elect prior to the Closing Date (contingent on the consummation of the Reorganizations) a direct rollover of his or her rolloverable account balance in the CMH Plan to the PGG Plan. The PGG Plan shall accept the direct rollover, as provided in Section 401(a)(31) of the Code, from the CMH Plan.

     10.7  Hiring of Employees. Immediately upon the Closing, CMS shall, and the
           -------------------
PGG Parties shall cause CMS to, offer employment to all employees of the C/M Parties, at the same rate of compensation at which such employees are now being compensated by CMH, except for the Retained Employees and Cummer and Moyers, who shall be employed by SMH upon the terms and for the compensation set forth in the New Employment Agreements.

     10.8  Compensation of Retained Employees.  CMH shall compensate each
           ----------------------------------
Retained Employee for services performed by such Retained Employee for an Acquired Subsidiary following the Closing at the same rate of compensation (as set forth in Section 3.25 of the C/M Disclosure Schedule) at which such Retained Employee was being compensated by CMH prior to the Closing. On each payroll date for a Retained Employee, PGG will reimburse CMH for CMH's compensation of such Retained Employee for such post-Closing services until the earlier to occur of (i) termination of such Retained Employee's employment with CMH, (ii) December 31, 2000, or (iii) such earlier date as mutually agreed upon in writing by CMH and PGG.

     10.9  Lock-Up Agreements.  Each C/M Selling Shareholder agrees that for a
           ------------------
period of one year following the Closing Date such C/M Selling Shareholder will not, without the prior written consent of the Board of Directors of PGG, sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, distribute or otherwise transfer any shares of PGG Common Stock or any securities convertible into or exercisable for shares of PGG Common Stock. The foregoing shall not, however, prohibit CMCP from distributing its Reorganization Shares to CMH at any time during such one-year period.

     10.10 Name Changes.  As soon as practicable after the Closing, but no later
           ------------
than thirty days after the Closing Date, CMH shall, and shall cause each member of the C/M Group, other than CMH, that is an entity and whose name contains the surname of either Cummer or Moyers, to change its name to one not containing either of those surnames. Following the Closing, CMH shall use its best efforts to change its name to one not containing the surname of either Cummer or Moyers.

    10.11 Future Brokerage Business.  The C/M Parties agree that for so long
          -------------------------
after the Closing as (i) CMH or other members of the C/M Group shall require prime brokerage services in connection with the operation of their respective businesses, and (ii) such services are offered by SMH on competitive terms, the C/M Parties shall direct all of their prime brokerage business to SMH unless (a) the Boards of Directors, or equivalent governing bodies, of such C/M Parties determine, based upon a written opinion of counsel (a copy of which shall have been provided to PGG), that such activities by the C/M Parties constitute a breach of fiduciary duty owed by such C/M Parties to such business and (b) such C/M Parties shall have given advance written notice to the PGG Parties of their intention to direct their prime brokerage business elsewhere. The provisions of this Section 10.11 shall remain in effect for a period of five years after the Closing Date.

    10.12 Post Closing Capital Contribution.  Immediately following the Closing,
          ---------------------------------
the PGG Parties shall contribute to the capital of CMS such amount as may be necessary in order for CMS to be in compliance with the minimum net capital requirements of SEC Rule 15c3-1.

    10.13 Securities Law Matters.  The C/M Selling Shareholders agree that all
          ----------------------
certificates representing the Reorganization Shares will be inscribed with the following restrictive legend:

    "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. Such shares may not be sold, transferred or otherwise disposed of in the absence of such a registration unless the Company is furnished with an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer is exempt from registration under those laws."

    10.14 Rule 144 Reports.  For as long as (i) either C/M Selling Shareholder
          ----------------
or (ii) any shareholder of CMH who may later receive Reorganization Shares upon any distribution of Reorganization Shares by CMH to its shareholders and who is then an "affiliate" of PGG within the meaning of SEC Rule 144, remains subject to SEC Rule 144 with respect to the sale of shares of PGG Common Stock that may be owned by any such Person, PGG will make available to such Person the benefit of rules and regulations of the SEC which may permit such Person to sell shares of PGG Common Stock without registration by:

          (i) making and keeping "current public information" "available" (as both those terms are defined in Rule 144) at all times;

          (ii) timely filing with SEC in accordance with all applicable rules and regulations, all reports and other documents (x) required of PGG for Rule 144, as it may be amended from time to time (or any rule, regulation, or statute replacing Rule 144) to be available and (y) required to be filed under Section 15d of the Exchange Act even if PGG's duty to file those reports or documents is suspended or otherwise terminated under the terms of
    Section 15d; and

           (iii) furnishing a written statement by PGG that it has complied with the reporting requirements of the Exchange Act and Rule 144, together with a copy of the most recent annual or quarterly report of PGG and such reports and documents filed by PGG with the SEC as may reasonably be requested by any such Person.

     10.15 Restrictive Covenants.  Each C/M Selling Shareholder agrees that
           ---------------------
during the five-year period beginning on the Closing Date (the "Restricted Period"), it will not, and will not cause or permit any other member of the C/M Group to anywhere in the United States, directly or indirectly, for its own account, or the account of others:

           (i) engage in the investment banking, merchant banking, securities brokerage, asset management or investment advisory businesses in competition with PGG or any of its Subsidiaries or Affiliates (the "Restricted Businesses"), unless expressly approved by PGG;

           (ii) solicit, accept or perform for hire or compensation any services of a type currently performed by PGG or its Subsidiaries or Affiliates for any of their clients or customers;

           (iii) request or advise any client or customer of PGG or any of its Subsidiaries or Affiliates to withdraw, reduce, cut back or cancel any of its business with PGG or any of its Subsidiaries or Affiliates;

           (iv) induce or attempt to influence any employee of PGG or any of its Subsidiaries or Affiliates to terminate his or her employment with PGG or any of its Subsidiaries or Affiliates;

           (v) employ or cause to be employed any individuals employed by PGG or any of its Subsidiaries or Affiliates during the Restricted Period;

           (vi) disclose or communicate to any other Person the names of the customers or clients of PGG or any of its Subsidiaries or Affiliates; or

           (vii) use for its own benefit or communicate or divulge to, or use for the benefit of, any Person any confidential information trade secrets or other proprietary information discovered by or known to either C/M Selling Shareholder by reason of its ownership of or prior association with either Acquired Subsidiary.

     Nothing in this Section 10.15 shall prohibit any member of the C/M Group from:

           (i) owning, managing and disposing of and for its own account those portfolio securities and investments and other assets that will be owned by the members of the C/M Group immediately following the Closing, and investing for its own account any proceeds from the sale or disposition thereof; or

           (ii) acting as a general partner of and providing administrative or investment management services to ISP;

     provided that (x) neither the nature nor scope of the operations of ISP or CMH shall be expanded beyond that of a private investment entity and (y) no member of the C/M Group shall seek, solicit or accept any clients or customers or any new partners or shareholders (exclusive of new partners or shareholders admitted by reason of interest transfers from other partners or shareholders) of or investments in or capital contributions to ISP or CMH.

     10.16 C/M Software.  CMH hereby grants to CMS a royalty free perpetual
           ------------
nonexclusive license to use all C/M Software owned by CMH and an assignment of, or a royalty free perpetual nonexclusive sublicense to use, as appropriate, all C/M Software that is licensed to CMH.

                                  ARTICLE XI

                                  TAX MATTERS

     11.1  Tax Returns.  CMH shall cause the Acquired Subsidiaries to be
           -----------
included in the consolidated federal income Tax Returns, and in any other required state and local consolidated, affiliated, combined, unitary or other similar group income Tax Returns of the C/M Consolidated Group for all periods for which the Acquired Subsidiaries are required to be so included. CMH shall timely prepare and file or cause to be prepared and filed, all Income Tax Returns of or including either Acquired Subsidiary for all Pre-Closing Tax Periods (other than Tax Returns for Straddle Periods) and all non-income Tax Returns due on or before the Closing Date. PGG and the Acquired Subsidiaries shall timely prepare and file, or cause to be prepared and filed, all non-income Tax Returns for Pre-Closing Tax Periods that are due after the Closing Date and all Tax Returns of the Acquired Subsidiaries for the Straddle Periods and any Post-Closing Tax periods.

     11.2  Responsibility for Taxes.  CMH shall be responsible for the payment
           ------------------------
of all income Taxes relating to Tax Returns for Pre-Closing Tax Periods and shall be entitled to all refunds of income Taxes relating to such Tax Returns. Subject to Section 11.7, the PGG Parties and the Acquired Subsidiaries shall be responsible for the payment of all Taxes relating to Tax Returns of the Acquired Subsidiaries for all Straddle Periods and any other Post-Closing Tax Period.

     11.3  Cooperation.  After the Closing Date, the Parties shall provide each
           -----------
other with such cooperation and information relating to the Acquired Subsidiaries as any Party reasonably may request in filing any Tax Return (or amended Tax Return) or refund claim, determining any Tax liability or a right to a refund or effectuating the terms of this Agreement, including the execution and delivery of such powers of attorney as are necessary to carry out the intent of this Article XI. The Parties shall retain all Tax Returns, schedules, work papers and other material documents relating thereto, until the seventh anniversary of the Closing Date or, if later, the expiration of any relevant statute of limitations (and, to the extent notified by any Party, any extensions thereof), and, unless such Tax Returns and other documents are offered and delivered to the C/M Parties or the PGG

Parties, as applicable, until the final determination of any Tax in respect of such years. Any information obtained by a Party under this Section 11.3 shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax Return (or amended Tax Return) or refund claim, determining any Tax liability or a right to a refund, conducting or defending any audit or other proceeding in respect of Taxes or otherwise effectuating the terms of this Agreement. Notwithstanding the foregoing, no Party, nor any of its Affiliates, shall be required unreasonably to prepare any document, or determine any information not then in its possession, in response to a request under this 11.3; provided, however, no request shall be deemed unreasonable if made in response to the request of a Taxing Authority for information or documents not in the possession of the Party receiving the request nor otherwise reasonably available to it.

     11.4  Straddle Periods.  PGG shall provide CMH with copies of each Straddle
           ----------------
Period Tax Return at least 30 days before its due date (giving effect to any extensions thereto), accompanied by a statement calculating in reasonable detail the C/M Parties' indemnification obligation pursuant to Section 11.7 (the "Tax Indemnification Statement"). CMH shall have the right to review each such Straddle Period Tax Return and the related Tax Indemnification Statement before the filing of the Straddle Period Tax Return. If CMH disputes any amounts shown due on any such Tax Returns or the amount calculated in the related Tax Indemnification Statement, CMH and PGG shall consult and attempt to resolve in good faith any issues arising as a result of the review of such Straddle Period Tax Return and Tax Indemnification Statement. If CMH agrees to the Tax Indemnification Statement amount, CMH shall pay to PGG an amount equal to the Taxes shown on the Tax Indemnification Statement not later than three Business Days before the due date (including any extensions thereof) for payment of Taxes with respect to the related Straddle Period Tax Return. If CMH and PGG are unable to resolve any dispute within 30 days after CMH's receipt of such Straddle Period Tax Return and Tax Indemnification Statement, the dispute shall be resolved by PricewaterhouseCoopers, acting as an expert and not as an arbitrator (the "Independent Auditor") which shall resolve any issue in dispute as promptly as practicable. One-half of all fees and disbursements of the Independent Auditor shall be paid by CMH and one-half shall be paid by PGG. If the Independent Auditor is unable to make a determination with respect to any disputed issue before the due date (including any extensions) for the filing of the Straddle Period Tax Return in question, PGG shall file, or shall cause to be filed by the Acquired Subsidiaries, such Straddle Period Tax Return without such determination having been made. Upon delivery to CMH and PGG by the Independent Auditor of its determination, CMH shall pay to PGG any Taxes with respect to such Straddle Period Tax Return which the Independent Auditor determined to be the proper amount chargeable to CMH pursuant to this Section 11.4. The determination by the Independent Auditor shall be final, conclusive and binding on the Parties.

     11.5  Refunds and Credits.  Any refunds and credits of Taxes of the
           -------------------
Acquired Subsidiaries or similar benefit (including any interest or similar benefit) received from or credited thereon by the applicable Taxing Authority (a "Tax Benefit") with respect to (i) any Pre-Closing Tax Period or (ii) Taxes for which CMH has indemnified the PGG Parties and the Acquired Subsidiaries under this Agreement, shall be for the account of CMH, and if received or used by the PGG Parties or an Acquired Subsidiary, shall be paid to CMH within ten Business Days after the PGG Parties or an

Acquired Subsidiary receives such refund or uses such credit. The PGG Parties shall cause the Acquired Subsidiaries to timely file for any Tax Benefit pursuant to this Section 11.5. Except as provided in the next sentence, any refunds or credits with respect to any Straddle Period shall be apportioned between CMH, on the one hand, and the Acquired Subsidiaries, on the other hand, on the basis of an interim closing of the books. In the case of a refund or credit attributable to any Taxes that are imposed on a periodic basis and are attributable to a Straddle Period, other than Taxes based upon or related to gross or net income or receipts, the allocation of such Taxes to CMH shall be deemed to be the amount of such Taxes for that Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the Straddle Period.

     11.6  Amended Returns. Neither CMH nor any of its Affiliates shall seek any
           ---------------
Tax refund, or amend any Tax Return, which would have the effect of increasing the Taxes of an Acquired Subsidiary for any Pre-Closing Tax Period; however, the foregoing shall not apply to any amended Tax Return which may be required by applicable Law following resolution of a Tax dispute conducted in accordance with this Agreement. Neither PGG nor an Acquired Subsidiary, or any of their respective Affiliates, shall amend, or take any similar action with respect to, any Tax Return filed by CMH or any of its Affiliates with respect to any Pre-Closing Period without the prior written consent of CMH; provided, however, that the foregoing shall not apply to any amended Tax Return which may be required by applicable Law following resolution of a Tax dispute conducted in accordance with this Agreement, but in such event PGG and/or the Acquired Subsidiary will provide a copy of the amended return to CMH.

     11.7  Tax Indemnity.
           -------------

           (a)  Income Taxes.  CMH shall indemnify and hold harmless the PGG
                ------------
     Parties and the Acquired Subsidiaries, and their respective Affiliates, from and against all liability for (i) income Taxes attributable to the Pre-Closing Tax Period and, in the case of any Straddle Periods, for that portion of the Straddle Period that ends on the Closing Date, and (ii) any liability (as a result of a Treasury Regulation (S) 1.1502-6 or otherwise) for Taxes of the C/M Consolidated Group or any other corporation which is or has been affiliated with CMH (other than an Acquired Subsidiary). PGG shall indemnify and hold harmless CMH from and against all liability for income Taxes for any Post-Closing Tax Period and, in the case of any Straddle Period, for that part of the Straddle Period that begins after the Closing Date.

           (b)  Indemnity for Non-Income Taxes.  CMH shall indemnify and hold
                ------------------------------
     harmless the PGG Parties, the Acquired Subsidiaries and their respective Affiliates from and against all liability for non-income Taxes attributable to any Pre-Closing Period. PGG shall indemnify and hold harmless the CMH and its respective Affiliates from and against all liability for non-income taxes attributable to any Post-Closing Period.

           (c)  Prorations. In determining the responsibility of CMH and PGG for
                ----------
     Taxes attributable to any Straddle Period, Taxes based upon or related to gross or net income or receipts shall be apportioned on the basis of an interim closing of the books as of the Closing Date, and all other Taxes shall be prorated on a daily basis.

     11.8  Tax Claims.  If a claim is made by any Taxing Authority, which, if
           ----------
successful, might result in an indemnity payment to PGG, an Acquired Subsidiary or any Affiliate thereof, PGG shall promptly notify CMH in writing (a "Tax Notice") of such claim (a "Tax Claim"). If a Tax Notice is not given to CMH within a sufficient period of time to allow CMH effectively to contest the Tax Claim, or in reasonable detail to apprise CMH of nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, CMH shall have no liability for such Tax Claim to the extent that CMH's position or defense is materially prejudiced as a result thereof.

     With respect to any Tax Claim, CMH shall have the right to control and conduct all proceedings and negotiations in connection with the Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing Authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable Law permits such refund suits or contest the Tax Claim in any permissible manner. PGG shall take any actions reasonably necessary to enable CMH to control and negotiate all such Tax Claims. PGG or its designee shall have the right to participate fully in such proceedings and negotiations (including with counsel of its choice), at its sole expense, and CMH shall reasonably cooperate with PGG in connection with such participation. If CMH is not permitted to assume the defense or control the conduct of such Tax Claim, no settlement with respect to any assessment may be effected without the prior written consent of CMH. If CMH elects not to control and conduct the proceedings and negotiations in connection with a Tax Claim, CMH shall, within 30 days of receipt of a Tax Notice with respect to such Tax Claim (the "Tax Notice Period"), notify PGG in writing of its intention not to control and conduct the proceedings and negotiations in connection with such Tax Claim. In that event, PGG may control, or cause its designee to control, and conduct such proceedings and negotiations in such manner as it may deem appropriate, and CMH shall have the right to participate fully in such proceedings and negotiations (including with counsel of its choice), at its sole expense, and PGG shall reasonably cooperate with CMH and its accountants and other representatives in connection with such participation.

     Notwithstanding the forgoing, CMH shall not be entitled to settle any Tax Claim if the settlement would be prejudicial to the PGG Parties or an Acquired Subsidiary for any Tax period for which CMH has not agreed to indemnify PGG or an Acquired Subsidiary pursuant to Section 11.7, unless CMH notifies PGG in writing of its intention to settle such Tax Claim at least twenty days prior to the date of the proposed settlement. In that event, PGG may control, or cause its designee to control, and conduct such proceedings and negotiations regarding such Tax Claim in such manner as it may deem appropriate at its sole expense, and CMH shall have the right to participate fully in such proceedings and negotiations at its sole expense, and CMH and PGG shall reasonably cooperate with each other and with their respective accountants and other representatives in connection with such participation and the final resolution and settlement of the Tax Claim.

                                  ARTICLE XII

                              NATURE AND SURVIVAL
                                      OF
                        REPRESENTATIONS AND WARRANTIES

     12.1  Nature of Statements.  All, but only those, statements contained in
           --------------------
this Agreement or a Disclosure Schedule or certificate delivered by or on behalf of a Party under this Agreement shall be deemed representations and warranties made by that Party in connection with the transactions contemplated by this Agreement.

     12.2  Survival of Representations and Warranties.  Regardless of any
           ------------------------------------------
investigation made at any time by or on behalf of any Party or of any information any Party may have as a result of any such investigation, all representations and warranties made by the respective Parties shall survive the Closing and shall continue in effect for three years thereafter. If a bona fide claim is asserted in writing before the expiration of the survival period of a representation or warranty, that representation or warranty shall survive until the claim is settled, adjudicated or otherwise resolved.

                                 ARTICLE XIII

                                INDEMNIFICATION

     The respective indemnification obligations of the Parties are:

     13.1  Indemnification by the C/M Parties.  The C/M Parties (other than the
           ----------------------------------
Acquired Subsidiaries from and after the Closing) jointly and severally agree to pay and to indemnify and hold harmless and defend each PGG Party and its Affiliates, and their respective successors and assigns from and against any and all Damages caused by or arising out of or in respect of:

           (i) any debt, obligation or liability of an Acquired Subsidiary, whether fixed or contingent, known or unknown, existing at the Closing Date or arising after the Closing Date and based on or arising out of any act or event occurring or any condition or circumstances existing on or before the Closing Date, except for the Retained Liabilities;

           (ii) any breach or default in the performance by any C/M Party of any covenant or agreement of a C/M Party contained in this Agreement; and

           (iii) any breach of warranty or inaccurate or erroneous representation made by a C/M Party in Article III of this Agreement.

     13.2  Indemnification by the PGG Parties.  The PGG Parties jointly and
           ----------------------------------
severally agree to pay and to indemnify and hold harmless and defend each C/M Party and its Affiliates (but not either Acquired Subsidiary after the Closing), and their respective successors and assigns from and against any and all Damages caused by or arising out of or in respect of:

           (i)   any Retained Liabilities;

           (ii) any breach or default in the performance by any PGG Party of any covenant or agreement of such PGG Party contained in this Agreement; and

           (iii) any breach of warranty or inaccurate or erroneous representation made by such PGG Party in Article IV of this Agreement.

     13.3  Requests for Indemnification.  If any Party (an "Indemnified Party")
           ----------------------------
becomes aware of a fact, circumstance, claim, situation, demand or other matter for which it or any other Indemnified Party has been indemnified under this
Article XIII (any such item being herein called an "Indemnity Matter"), the Indemnified Party shall give prompt written notice of the Indemnity Matter to the Indemnifying Party, requesting indemnification therefor, specifying the nature of and specific basis for the Indemnity Matter and the amount or estimated amount thereof to the extent then feasible; provided, however, a failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually materially prejudiced by such failure. The Indemnifying Party shall have the right to assume the defense or investigation of such Indemnity Matter and to retain counsel (who shall be reasonably satisfactory to the Indemnified Party) and other experts to represent the Indemnified Party and shall pay the fees and disbursements of such counsel and other experts. If within 30 days after receipt of the request (or five days if litigation is pending) the Indemnifying Party fails to give notice to the Indemnified Party that the Indemnifying Party assumes the defense or investigation of the Indemnity Matter, an Indemnified Party may retain counsel and other experts (whose fees and disbursements shall be at the expense of the Indemnifying Party) to file any motion, answer or other pleading and take such other action which the Indemnified Party reasonably deems necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. If an Indemnifying Party retains counsel and other experts, any Indemnified Party shall have the right to retain its own counsel and other experts, but the fees and expenses of such counsel and other experts shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party mutually agree to the retention of such counsel and other experts or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would, in the opinion of counsel retained by the Indemnifying Party, be inappropriate due to actual or potential differing interests between them.

     If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Indemnity Matter which the Indemnifying Party defends, or, if appropriate and related to the Indemnity Matter in question, in making any counterclaim against the person asserting the Indemnity Matter, or any cross-complaint against any person. No Indemnity Matter may be settled by the Indemnified Party without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. Unless the Indemnifying Party agrees in writing that the Damages to the Indemnified Party resulting from such settlement are fully covered by the indemnities provided herein and that such Damages are fully compensable in money, no Indemnity Matter may be settled without the consent of the Indemnified Party, which consent will not be unreasonably withheld. Except with respect to settlements entered without the Indemnified Party's consent pursuant to the immediately preceding sentence, to the extent it is determined that the Indemnified Party has no right under this Article XIII to be indemnified by the Indemnifying Party, the Indemnified Party shall promptly pay to the Indemnifying Party any amounts previously paid or advanced by the Indemnifying Party with respect to such matters pursuant to this Article XIII.

     After the delivery of a notice of an Indemnity Matter hereunder, at the reasonable request of the Indemnifying Party, the Indemnified Party shall grant the Indemnifying Party and its representatives full and complete access to the books, records and properties of the Indemnified Party to the extent reasonably related to the matters to which the notice relates. The Indemnifying Party will not disclose to any third person (except its representatives) any information obtained pursuant to the preceding sentence which is designated as confidential by the Indemnified Party and which is not otherwise generally available to the public or not already within the knowledge of the Indemnifying Party, except as may be required by applicable law. The Indemnifying Party shall request its representatives not to disclose any such information (unless already within its knowledge or as may be required by applicable law). All such access shall be subject to the normal safety regulations of the Indemnified Party, and shall be granted under conditions which will not unreasonably interfere with the business and operations of the Indemnified Party.

     13.4  Payment in Shares.  If any C/M Party is required to indemnify any PGG
           -----------------
Party or its Affiliates under this Article XIII, it may, at its election, satisfy, in whole (to the extent sufficient for the purpose) or in part, the indemnification obligation by tendering to the Indemnified Party shares of PGG Common Stock having an aggregate fair market value equal to the Damages required to be indemnified against by the C/M Party. For purposes of this Section 13.4, "fair market value" means the average of the closing bid and asked prices if the PGG Common Stock is traded on the over-the-counter market, or the closing price on a securities exchange (except that if there was no trading in PGG Common Stock on the date of the payment, the closing price on the earliest preceding day during which there was trading in the PGG Common Stock shall be used).

                                  ARTICLE XIV

                           AMENDMENT AND TERMINATION

     14.1  Amendment. This Agreement may be amended only by a written instrument
           ---------
executed by PGG on behalf of all PGG Parties and CMH on behalf of all C/M
Parties.

     14.2  Waiver.  At any time on or before the Closing Date, each of the
           ------
Parties may (i) extend the time for the performance of any of the obligations or other act of any of the other Parties, (ii) waive any inaccuracies in the representations and warranties made in this Agreement or in a Disclosure Schedule of a Party, (iii) waive compliance with any of the agreements or conditions of this Agreement which may be legally waived, and (iv) grant consents under this Agreement. Any such extension, waiver or grant shall be valid only if evidenced by a written instrument executed by the Party giving it. Any such extension, waiver or grant on behalf of (i) the PGG Parties need only be executed by PGG on behalf of all PGG Parties, and (ii) the C/M Parties need only be executed by CMH on behalf of all C/M Parties.

     14.3  Termination.  This Agreement may be terminated at any time before the
           -----------
Closing by:

           (i)  the mutual consent of the Boards of Directors of PGG and CMH;

           (ii) by the Board of Directors of PGG or CMH if the Reorganizations have not been consummated on or before October 31, 2000 (or any later date which may be agreed to by the mutual written consent of the respective Board of Directors of PGG and CMH); provided, however, that such right to terminate this Agreement shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that has proximately contributed to the failure of the Reorganizations to occur on or before such date, and provided, further, that this Agreement shall be extended not more than 45 days after October 31, 2000 if (x) the Reorganizations have not been consummated as a result of the failure to receive the approvals or consents set forth in Sections
     7.2 through 7.4 and (y) the Parties are diligently pursuing such approvals and consents.

     14.4  Consequences of Termination.  If this Agreement is terminated as
           ---------------------------
provided in Section 14.3, it shall become void and there shall be no liability or obligation on the part of any Party or their respective officers or directors, except that the provisions of Sections 5.6 and 6.6, shall survive such a termination. Nothing in this Section 14.4 shall, however, relieve any Party from any liability for any breach of this Agreement.

                                  ARTICLE XV

                              GENERAL PROVISIONS

     15.1  Non-Business Days.  If the date on which any action (including the
           -----------------
delivery of notices) to be taken under this Agreement falls on a day which is not a Business Day, the action will be deemed timely taken if on the next following Business Day.

     15.2  Notices. All notices or other communications which are required or
           -------
may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) to a Party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

               (i)  if to either PGG Party, to:

                    Pinnacle Global Group, Inc.
                    5599 San Felipe, Suite 555
                    Houston, Texas 77056
                    Attention:    Robert E. Garrison, II
                                  President and Chief Executive Officer
                    Telecopy No.: (713) 993-4698

                    with a copy to:

                    Porter & Hedges, L.L.P.
                    700 Louisiana, 35th Floor
                    Houston, Texas 77002
                    Attention:    James M. Harbison, Jr.
                    Telecopy No.: (713) 228-1331

               (ii) if to any CMH Party, to:

                    Cummer/Moyers Holdings, Inc.
                    3417 Hulen Street
                    Fort Worth, Texas 76107
                    Attention:    Jeffrey A. Cummer, President
                    Telecopy No.: (817) 731-9559

                    with copy to:

                    Holland, Johns, Schwartz & Penny, L.L.P.
                    306 West Seventh Street
                    Fort Worth, Texas 76102
                    Attention:    Margaret E. Holland
                    Telecopy No.: (817) 332-3140

     15.3  Entire Agreement.  This Agreement, its Exhibits, the Disclosure
           ----------------
Schedules, and all documents delivered under this Agreement, constitute the entire agreement, and supersede all of the prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter of this Agreement.

     15.4  Assignment; Binding Effect. This Agreement may not be assigned by any
           --------------------------
of its Parties. Subject to the preceding sentence, this Agreement shall be binding upon the Parties and their respective successors and assigns.

     15.5  Counterparts.  This Agreement may be executed in counterparts which
           ------------
together shall constitute a single agreement. Delivery by telephonic facsimile transmission of a signed counterpart of this Agreement shall be effective as delivery of a manually signed counterpart.

     15.6  Governing Law; Jurisdiction.  This Agreement and the rights and
           ---------------------------
obligations of the parties created hereby shall be governed by the internal Laws of the State of Texas without regard to its conflict of law rules. The Parties irrevocably consent to the non-exclusive jurisdiction of the courts of the State of Texas in connection with any dispute between or among them arising under this Agreement.

     15.7  Severability of Provisions.  If a provision of this Agreement or its
           --------------------------
application to any Person or circumstance, is held invalid or unenforceable in any jurisdiction, to the extent permitted by law, such provision or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable and in other jurisdictions, and the remaining provisions of this Agreement, shall not be affected.

     15.8  Joint Drafting.  This Agreement and its Exhibits have been jointly
           --------------
drafted by the Parties and their counsel. Neither this Agreement nor any of its Exhibits shall be construed against any Party based on its authorship.

     15.9  Captions.  The article and section headings in this Agreement are for
           --------
convenience only, and shall not affect the meaning or interpretation of this Agreement.

     15.10 No Third-Party Beneficiaries.  There are no third-party beneficiaries
           ----------------------------
of this Agreement, except that the respective Affiliates of the Parties are entitled to the benefits of the respective indemnification obligations of the Parties under Article XIII.


                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement, all as of the date first written above.


                              PGG PARTIES:

                              PINNACLE GLOBAL GROUP, INC.



                              By: /s/  Robert E. Garrison II
                                 ----------------------------------------
                                 Robert E. Garrison II, President and
                                 Chief Executive Officer



                              SANDERS MORRIS HARRIS INC.



                              By: /s/  Ben T. Morris
                                 ----------------------------------------
                                 Ben. T. Morris, President and
                                 Chief Executive Officer


                              CMH PARTIES:

                              CUMMER/MOYERS HOLDINGS, INC.



                              By: /s/ Jeffrey A. Cummer
                                 ----------------------------------------
                                 Jeffrey A. Cummer, President and
                                 Chief Executive Officer


                              CUMMER/MOYERS SECURITIES, INC.



                              By: /s/ Jeffrey A. Cummer
                                 ----------------------------------------
                                 Jeffrey A. Cummer, President

         [Signature Page to the Agreement and Plan of Reorganization]

                              CUMMER/MOYERS CAPITAL PARTNERS, INC.



                              By: /s/ Jeffrey A. Cummer
                                 ----------------------------------------
                                 Jeffrey A. Cummer, President


                              CUMMER/MOYERS CAPITAL ADVISORS, INC.



                              By: /s/ Jeffrey A. Cummer
                                 ----------------------------------------
                                 Jeffrey A. Cummer, President


         [Signature Page to the Agreement and Plan of Reorganization]

                                    JOINDER


     By their signatures appearing below, Jeffrey A. Cummer and Dwayne A. Moyers hereby severally join in the execution of the foregoing Agreement and Plan of Reorganization to evidence their agreement to (i) deliver the respective New Employment Agreements to which they are to be parties as contemplated in Section
2.5 of the Agreement and Plan of Reorganization and to deliver a Release as contemplated in Section 8.4 of the Agreement and Plan of Reorganization, in each case upon the closing of the Reorganizations, and (ii) to be bound by and observe and perform all restrictions and obligations imposed on the members of the C/M Group by the Agreement and Plan of Reorganization.



                              /s/ Jeffrey A. Cummer
                              ------------------------------------------
                              Jeffrey A. Cummer, individually



                              /s/ Dwayne A. Moyers
                              ------------------------------------------
                              Dwayne A. Moyers, individually



             [Joinder to the Agreement and Plan of Reorganization]

                                                                       Exhibit A

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement"), dated as of October _________, 2000, between Sanders Morris Harris Inc., a Texas corporation (the "Company"), and Jeffrey A. Cummer (the "Employee").

                             W I T N E S S E T H:

     WHEREAS, the Company, a wholly owned subsidiary of Pinnacle Global Group, Inc. ("Pinnacle"), desires to employ the Employee, and the Employee desires to be so employed, on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

     1.   Terms and Duties.  The Company shall employ the Employee under the
          ----------------
terms and conditions of this Agreement, for a term of three years unless earlier terminated in accordance with the terms of this Agreement. The Employee accepts such employment and agrees to serve the Company on a full-time basis (except as may be otherwise permitted under Section 3(c) below) as its President, Fixed Income Division. The Employee shall have such other duties and responsibilities as the Board of Directors of the Company shall assign to him for its affiliated entities during such period.

     2.   Compensation.  During the term of this Agreement, the Company shall
          ------------
pay the Employee the following compensation.

          (a) In consideration of the services to be rendered by the Employee to the Company, the Company will pay to the Employee a base salary at the rate of $________ per annum. The Employee's salary shall be payable on a semi-monthly basis or as the Company's pay practices shall be established or modified from time to time, but no less than once per month. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

          (b) The Employee shall be eligible for the granting of awards under Pinnacle's 1998 Incentive Plan. The Employee shall be eligible for any bonuses the Company may determine to pay to its key employees, provided, however, that any such bonus, if paid, shall be at the sole and absolute discretion of the Company; the Company may, in its discretion, pay bonuses to some employees and not other employees (including the Employee); and, if the Company pays any such bonuses, such bonuses shall be paid (if applicable) after the end of the year in which they are earned.

     (c) The Company agrees that it will reimburse the Employee for all reasonable business expenses incurred by him during the term of the Employee's employment hereunder in connection with the performance of services hereunder, provided the Employee provides reasonable documentation supporting the expenses according to the Company's policies relating to reimbursed expenses for its employees.

     (b) The Employee will also be entitled to participate on the same basis with all other employees of the Company, subject to the same qualifications, in the Company's standard employee benefits package generally available for all other employees of the Company, including health, disability and life insurance programs.

3.   Scope.
     ------

     (a) While the Employee is employed hereunder, he shall use his best efforts to promote the interests of the Company consistent with his normal duties.

     (b) This Agreement is entered into as part of the acquisition ("Transaction") by Pinnacle or a Pinnacle subsidiary of the stock of Cummer/Moyers Securities, Inc. and Cummer/Moyers Capital Advisors, Inc. (the "Acquired C/M Companies"), both of which were direct or indirect wholly owned subsidiaries of Cummer/Moyers Holdings, Inc. ("CMH"). The Employee, as a shareholder of CMH, expects to benefit from the Transaction, and part of the valuable consideration received by Pinnacle in the Transaction consisted of the goodwill, customer relations, vendor relations, employee relations and confidential business information and trade secrets of the Acquired C/M Companies. Thus, without the Employee's commitments to comply with the requirements of this Agreement, including the non-compete covenants in this Paragraph 3, Pinnacle and the Company would not have entered into the Transaction, and the Employee acknowledges this.

     (c) Therefore, the Employee hereby agrees that during the Employee's employment hereunder, and for a period of two years after the Effective Date of Termination (as that term is defined below), the Employee covenants that he shall not in any manner, directly or indirectly, either through any form of ownership, or as a director, officer, principal, agent, employee, employer, advisor, consultant, partner or in any individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person, without first getting the written consent of the Board of Directors of Pinnacle, compete with the Company, Pinnacle, or any of Pinnacle's subsidiaries and other affiliated entities, subject to the exceptions stated below (the Company, Pinnacle, and Pinnacle's subsidiaries and other affiliated entities being deemed to constitute the "Company" for purposes of this paragraph 3). The geographical area of these non-compete covenants shall be limited to the United States of America. The following is a list (but is not intended to be an exhaustive list) of acts which shall be considered violations of this Agreement: (i) engage in the business of securities brokerage, prime brokerage, asset management, or investment banking or providing investment advisory services; (ii) canvas, solicit, accept or perform any type of work performed by the Company for any of its customers; (iii) request or advise any customer of the Company to withdraw, cut back, or cancel any of its business with the Company; (iv) induce or attempt to influence any employee of the Company to terminate his or her employment with the Company; (v) disclose or communicate to any other person, firm, or corporation the names of any customers of the Company or other knowledge of the operations and business of the Company; (vi) employ or cause to be employed any individual employed by the Company at any time during the term of this Agreement; (vii) request, advise or attempt to influence any person which is a source of materials, supplies, personnel, services, funds or information for the Company to withdraw, cancel or cut back the sale or furnishing of such items to the Company; or (viii) use for his own benefit or otherwise, or communicate to, divulge to, or use for the benefit of, any other person confidential information and/or trade secrets disclosed to, discovered by or otherwise known by the Employee through his employment and/or association with the Company, it being the intent of the parties that the Employee will honor such confidential information and will not, directly or indirectly, use the confidential information in such a way as to adversely affect the Company or the Company's business relations. Notwithstanding the foregoing, during the term of this Agreement and for as long thereafter as the Employee is bound by the terms of this paragraph 3(c), nothing in this paragraph 3(c) shall prohibit the Employee from: (i) owning, managing and disposing of and for his own account and the account of CMH and its affiliates those portfolio securities and investments and other assets that will be owned by CMH or its affiliates immediately following the date of this Agreement, and investing for his own account and the account of CMH and its affiliates any proceeds from the sale or disposition thereof; or (ii) acting as a general partner of and providing administrative or investment management services to Investors Strategic Partners I, Ltd., a Texas limited partnership of which Cummer/Moyers Capital Partners, Inc., a Texas corporation and a wholly owned subsidiary of CMH serves as a general partner ("ISP"), provided that (w) the performance of such services by the Employee does not materially detract from the performance of his duties under this Agreement, (x) neither the nature nor scope of the operations of ISP or CMH shall be expanded beyond that of a private investment entity, and (y) neither CMH nor any of its affiliates shall seek, solicit or accept any clients or customers or any new partners or shareholders (exclusive of new partners or shareholders admitted by reason of interest transfers from other partners or shareholders) of or investments in or capital contributions to ISP or CMH.

     (d) the Employee acknowledges that these covenants, including the time duration and geographical area of the covenants, are reasonable and necessary to protect the goodwill and the operations and business of the Company. The Employee also acknowledges that he is agreeing to these covenants as part of the Transaction, from which he expects to benefit.

     (e) If the Employee violates any of these covenants, the damage to the Company shall be irreparable. Thus, in such case the Employee agrees that the Company can obtain an immediate injunction, and this right of the Company is in addition to any other remedies the Company might have. The Company shall also have the right to require the Employee to specifically perform these covenants. If either party files a lawsuit seeking specific performance, injunctive relief or damages for any breach of this Agreement, the party substantially prevailing in such lawsuit shall be entitled to recover from the other party all court costs and reasonable attorneys' fees incurred by the prevailing party in connection with such lawsuit.

     (f) It is the express intention of the Company and the Employee to comply with all laws which may be applicable to the covenants contained in this Agreement. Therefore, in the event that any covenant contained in this Agreement shall be determined by any court to be effective in any particular area or jurisdiction only if such covenant is modified to limit its duration or scope, such covenant may be reformed or modified by the judgment or order of such court to reflect a lawful and enforceable duration or scope, and shall automatically be deemed to be amended and modified with respect to that particular area or jurisdiction so as to comply with the judgment or order of such court. All other terms and provisions of this Agreement shall remain in full force and effect as originally written.

     (g) During any period following the termination of his employment hereunder (by either party for any reason) during which the Employee is bound by the terms of this paragraph 3 not to compete with the Company, if the Employee intends to accept employment with or to provide consultation, services or other assistance, as an owner, director, agent, consultant or contractor, to any business entity, which might otherwise violate the covenants set forth in this paragraph 3, the Employee shall provide written notice to the Company at least 14 calendar days in advance of commencement of the intended relationship, which notice shall provide the name and address of, and the Employee's principal contact with, the entity, the position to be held and nature of the consultation, services or assistance to be provided by the Employee. During the 14-day period following receipt of such notice, the Employee and representatives of the Company shall meet and discuss whether (i) performance of the intended relationship would violate paragraph 3 and (ii) under the circumstances then existing, whether the time, geographic and activities restrictions imposed by paragraph 3 are necessary to protect the Company's protectable interests. If an agreement is reached between the parties to reduce such time, geographic or activities restrictions, such agreement shall be reduced to writing and signed by the parties. If no such agreement can be reached, the Company may, if determined by the Company in its sole discretion to be appropriate, unilaterally reduce such time, geographic or activities restrictions and will provide to the Employee written notice of any such reduced restrictions. In either such case, the reduced restrictions shall become operative with respect to the covenants contained in paragraph 3 as if specifically set forth therein in writing. The parties agree that during the respective times that the covenants contained in paragraph 3 are in effect, the Company may provide to any employer or prospective employer of the Employee a copy of paragraph 3 and may request assurances from any such employer that the covenants are being complied with.

     4.   Termination.   The Employee's employment hereunder:
          -----------

          (a)  shall terminate upon the death of the Employee;

          (b) may be terminated at the end of six months by the Company if the Employee becomes ill or is injured or otherwise incapacitated and such illness, injury or incapacity shall be of such nature as to prevent him from performing the services to be performed by him hereunder and continues for a period of six consecutive months;

          (c) may be terminated by the Chief Executive Officer or by vote of a majority of the Board of Directors of the Company for (i) conduct on the part of the Employee that would materially and adversely affect the interests of the Company if he were retained as an employee of the Company (including, but not limited to, the Employee's violation of the provisions of paragraph 3 of this Agreement and the Employee's conviction of a felony or any crime involving moral turpitude), and such action is not cured within five days after Company notifies the Employee of the same; (ii) engaging in any act which constitutes (1) a felony under the laws of the United States or any state or territory thereof, (2) gross, willful or wanton negligence or misconduct or (3) a breach of any fiduciary duty owed to the Company which materially and adversely affects the Company; (iii) misappropriation of funds or property of the Company by the Employee; (iv) drug or alcohol abuse by the Employee in violation of Company policy or that impedes the Employee's job performance or brings the Employee into disrepute in the community; or (v) acts by the Employee attempting to secure or securing any personal profit not fully disclosed to and approved by the Board of Directors in connection with any transaction entered into on behalf of the Company;

          (d) may be terminated without cause by the vote of a majority of the Board of Directors of the Company at any time.

     5.   Rights upon Termination. If the Company elects to terminate the
          -----------------------
Employee's employment hereunder as provided in paragraphs 4(b), (c), or (d), such termination shall be evidenced by a written notice from the Company to the Employee which shall specify the date on which such termination shall become effective, which for such purposes shall be deemed to be the "Effective Date of Termination". The Effective Date of Termination shall be the date of death for purposes of paragraph 4(a). In the event of the termination of the Employee's employment hereunder pursuant to either paragraph 4(a), (b), or (c), the Employee shall only be entitled to any compensation earned or benefits accrued up through the Effective Date of Termination, except for those benefits provided by federal, state, or local laws. In the event of termination without cause pursuant to paragraph 4(d), then: (i) the Company shall promptly pay to the Employee his then current base salary for the balance of the three (3) year term of this Agreement; (ii) the Company shall pay the Employee the portion of any bonus or incentive plan earned by the Employee, prorated through the date of his termination; and (iii) the Company shall continue to provide to the Employee health, disability, and life insurance, and such other benefits as the Employee was receiving as an the Employee, through the three-year term of this Agreement on the same basis as provided prior to the termination of the Employee. Payments and the extension of benefits under the preceding sentence shall not be construed to extend the employment period, and the two-year period under paragraph 3 will commence upon the Effective Date of Termination. Notwithstanding anything herein to the contrary, if the Employee's employment ceases pursuant to any provision of this Agreement, the Employee shall not be entitled to any additional amounts on account of any unused or accrued vacation, except for those benefits provided by federal, state, or local laws.

     6.   Prime Brokerage Business. The Employee agrees that for as long during
          ------------------------
the term of this Agreement as (i) ISP or any other investment partnership or investment portfolio managed by the Employee, or of which the Employee serves as a general partner, shall require prime brokerage services in connection with the operation of its business and (ii) such services are offered by the Company on competitive terms, and in order to simplify and allow the Company to monitor compliance with all rules and regulations of the NASD and other regulatory bodies and the internal policies and procedures of the Company concerning the conduct and reporting of trading activities, the Employee shall use his best efforts to direct all such prime brokerage business to the Company.

     7.   Notice. Any notice or other communication provided for in this
          ------
Agreement or contemplated hereby shall be sufficiently given if in writing and delivered by certified mail, return receipt requested, to the party at its or his address set forth opposite such party's signature below, or to a new address specified by notice given as provided in this paragraph.

     8.   Entire  Agreement.  This Agreement embodies the entire agreement and
          -----------------
understanding between the Company and the Employee and supersedes all prior agreements and understandings relating to the employment and compensation of the Employee and may only be amended by a written agreement signed by all parties hereto.

     9.   Binding Effect. This Agreement shall be binding upon and inure to the
          --------------
benefit of the Company and the Employee and their respective heirs, legal representatives, successors and assigns. This Agreement shall not be assignable in whole or in part by the Employee.

     10.  Partial Invalidity. If any provision of this Agreement shall be
          ------------------
declared to be invalid or unenforceable, in whole or in part, such invalidity and unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.


                           [Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first above written.


                           THE COMPANY:


                           SANDERS MORRIS HARRIS INC.



                           By:___________________________________
                              Ben T. Morris, President



                           EMPLOYEE:



                           ______________________________________
                           Jeffrey A. Cummer



        [Signature Page to the Jeffrey A. Cummer Employment Agreement]

                                                                       Exhibit B

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement"), dated as of __________, 2000, between Sanders Morris Harris Inc., a Texas corporation (the "Company"), and Dwayne A. Moyers (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company, a wholly owned subsidiary of Pinnacle Global Group, Inc. ("Pinnacle"), desires to employ the Employee, and the Employee desires to be so employed, on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

     1.   Terms and Duties.  The Company shall employ the Employee under the
          ----------------
terms and conditions of this Agreement, for a term of three years unless earlier terminated in accordance with the terms of this Agreement. The Employee accepts such employment and agrees to serve the Company on a full-time basis (except as may be otherwise permitted under Section 3(c) below) as its Vice President, Fixed Income Division. The Employee shall have such other duties and responsibilities as the Board of Directors of the Company shall assign to him for its affiliated entities during such period.

     2.   Compensation.  During the term of this Agreement, the Company shall
          ------------
pay the Employee the following compensation:

          (a) In consideration of the services to be rendered by the Employee to the Company, the Company will pay to the Employee a base salary at the rate of $_______ per annum. The Employee's salary shall be payable on a semi-monthly basis or as the Company's pay practices shall be established or modified from time to time, but no less than once per month. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

          (b) The Employee shall be eligible for the granting of awards under Pinnacle's 1998 Incentive Plan. The Employee shall be eligible for any bonuses the Company may determine to pay to its key employees, provided, however, that any such bonus, if paid, shall be at the sole and absolute discretion of the Company; the Company may, in its discretion, pay bonuses to some employees and not other employees (including the Employee); and, if the Company pays any such bonuses, such bonuses shall be paid (if applicable) after the end of the year in which they are earned.

          (c) The Company agrees that it will reimburse the Employee for all reasonable business expenses incurred by him during the term of the Employee's employment hereunder in connection with the performance of services hereunder, provided the Employee provides reasonable documentation supporting the expenses according to the Company's policies relating to reimbursed expenses for its employees.

          (d) The Employee will also be entitled to participate on the same basis with all other employees of the Company, subject to the same qualifications, in the Company's standard employee benefits package generally available for all other employees of the Company, including health, disability and life insurance programs.

     3.   Scope.
          -----

          (a) While the Employee is employed hereunder, he shall use his best efforts to promote the interests of the Company consistent with his normal duties.

          (b) This Agreement is entered into as part of the acquisition ("Transaction") by Pinnacle or a Pinnacle subsidiary of the stock of Cummer/Moyers Securities, Inc. and Cummer/Moyers Capital Advisors, Inc. (the "Acquired C/M Companies"), both of which were direct or indirect wholly owned subsidiaries of Cummer/Moyers Holdings, Inc. ("CMH"). The Employee, as a shareholder of CMH, expects to benefit from the Transaction, and part of the valuable consideration received by Pinnacle in the Transaction consisted of the goodwill, customer relations, vendor relations, employee relations and confidential business information and trade secrets of the Acquired C/M Companies. Thus, without the Employee's commitments to comply with the requirements of this Agreement, including the non-compete covenants in this Paragraph 3, Pinnacle and the Company would not have entered into the Transaction, and the Employee acknowledges this.

          (c) Therefore, the Employee hereby agrees that during the Employee's employment hereunder, and for a period of two years after the Effective Date of Termination (as that term is defined below), the Employee covenants that he shall not in any manner, directly or indirectly, either through any form of ownership, or as a director, officer, principal, agent, employee, employer, advisor, consultant, partner or in any individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person, without first getting the written consent of the Board of Directors of Pinnacle, compete with the Company, Pinnacle, or any of Pinnacle's subsidiaries and other affiliated entities, subject to the exceptions stated below (the Company, Pinnacle, and Pinnacle's subsidiaries and other affiliated entities being deemed to constitute the "Company" for purposes of this paragraph 3). The geographical area of these non-compete covenants shall be limited to the United States of America. The following is a list (but is not intended to be an exhaustive list) of acts which shall be considered violations of this Agreement: (i) engage in the business of securities brokerage, prime brokerage, asset management, or investment banking or providing investment advisory services; (ii) canvas, solicit, accept or perform any type of work performed by the Company for any of its customers; (iii) request or advise any customer of the Company to withdraw, cut back, or cancel any of its business with the Company; (iv) induce or attempt to influence any employee of the Company to terminate his or her employment with the Company; (v) disclose or communicate to any other person, firm, or corporation the names of any customers of the Company or other knowledge of the operations and business of the Company; (vi) employ or cause to be employed any individual employed by the Company at any time during the term of this Agreement; (vii) request, advise or attempt to influence any person which is a source of materials, supplies, personnel, services, funds or information for the Company to withdraw, cancel or cut back the sale or furnishing of such items to the Company; or (viii) use for his own benefit or otherwise, or communicate to, divulge to, or use for the benefit of, any other person confidential information and/or trade secrets disclosed to, discovered by or otherwise known by the Employee through his employment and/or association with the Company, it being the intent of the parties that the Employee will honor such confidential information and will not, directly or indirectly, use the confidential information in such a way as to adversely affect the Company or the Company's business relations. Notwithstanding the foregoing, during the term of this Agreement and for as long thereafter as the Employee is bound by the terms of this paragraph 3(c), nothing in this paragraph 3(c) shall prohibit the Employee from: (i) owning, managing and disposing of and for his own account and the account of CMH and its affiliates those portfolio securities and investments and other assets that will be owned by CMH or its affiliates immediately following the date of this Agreement, and investing for his own account and the account of CMH and its affiliates any proceeds from the sale or disposition thereof; or (ii) acting as a general partner of and providing administrative or investment management services to Investors Strategic Partners I, Ltd., a Texas limited partnership of which Cummer/Moyers Capital Partners, Inc., a Texas corporation and a wholly owned subsidiary of CMH serves as a general partner ("ISP"), provided that (w) the performance of such services by the Employee does not materially detract from the performance of his duties under this Agreement, (x) neither the nature nor scope of the operations of ISP or CMH shall be expanded beyond that of a private investment entity, and (y) neither CMH nor any of its affiliates shall seek, solicit or accept any clients or customers or any new partners or shareholders (exclusive of new partners or shareholders admitted by reason of interest transfers from other partners or shareholders) of or investments in or capital contributions to ISP or CMH.

     (d) the Employee acknowledges that these covenants, including the time duration and geographical area of the covenants, are reasonable and necessary to protect the goodwill and the operations and business of the Company. The Employee also acknowledges that he is agreeing to these covenants as part of the Transaction, from which he expects to benefit.

     (e) If the Employee violates any of these covenants, the damage to the Company shall be irreparable. Thus, in such case the Employee agrees that the Company can obtain an immediate injunction, and this right of the Company is in addition to any other remedies the Company might have. The Company shall also have the right to require the Employee to specifically perform these covenants. If either party files a lawsuit seeking specific performance, injunctive relief or damages for any breach of this Agreement, the party substantially prevailing in such lawsuit shall be entitled to recover from the other party all court costs and reasonable attorneys' fees incurred by the prevailing party in connection with such lawsuit.

     (f) It is the express intention of the Company and the Employee to comply with all laws which may be applicable to the covenants contained in this Agreement. Therefore, in the event that any covenant contained in this Agreement shall be determined by any court to be effective in any particular area or jurisdiction only if such covenant is modified to limit its duration or scope, such covenant may be reformed or modified by the judgment or order of such court to reflect a lawful and enforceable duration or scope, and shall automatically be deemed to be amended and modified with respect to that particular area or jurisdiction so as to comply with the judgment or order of such court. All other terms and provisions of this Agreement shall remain in full force and effect as originally written.

     (g) During any period following the termination of his employment hereunder (by either party for any reason) during which the Employee is bound by the terms of this paragraph 3 not to compete with the Company, if the Employee intends to accept employment with or to provide consultation, services or other assistance, as an owner, director, agent, consultant or contractor, to any business entity, which might otherwise violate the covenants set forth in this paragraph 3, the Employee shall provide written notice to the Company at least 14 calendar days in advance of commencement of the intended relationship, which notice shall provide the name and address of, and the Employee's principal contact with, the entity, the position to be held and nature of the consultation, services or assistance to be provided by the Employee. During the 14-day period following receipt of such notice, the Employee and representatives of the Company shall meet and discuss whether (i) performance of the intended relationship would violate paragraph 3 and (ii) under the circumstances then existing, whether the time, geographic and activities restrictions imposed by paragraph 3 are necessary to protect the Company's protectable interests. If an agreement is reached between the parties to reduce such time, geographic or activities restrictions, such agreement shall be reduced to writing and signed by the parties. If no such agreement can be reached, the Company may, if determined by the Company in its sole discretion to be appropriate, unilaterally reduce such time, geographic or activities restrictions and will provide to the Employee written notice of any such reduced restrictions. In either such case, the reduced restrictions shall become operative with respect to the covenants contained in paragraph 3 as if specifically set forth therein in writing. The parties agree that during the respective times that the covenants contained in paragraph 3 are in effect, the Company may provide to any employer or prospective employer of the Employee a copy of paragraph 3 and may request assurances from any such employer that the covenants are being complied with.

     4.   Termination.  The Employee's employment hereunder:
          -----------

          (a)  shall terminate upon the death of the Employee;

          (b) may be terminated at the end of six months by the Company if the Employee becomes ill or is injured or otherwise incapacitated and such illness, injury or incapacity shall be of such nature as to prevent him from performing the services to be performed by him hereunder and continues for a period of six consecutive months;

          (c) may be terminated by the Chief Executive Officer or by vote of a majority of the Board of Directors of the Company for (i) conduct on the part of the Employee that would materially and adversely affect the interests of the Company if he were retained as an employee of the Company (including, but not limited to, the Employee's violation of the provisions of paragraph 3 of this Agreement and the Employee's conviction of a felony or any crime involving moral turpitude), and such action is not cured within five days after Company notifies the Employee of the same; (ii) engaging in any act which constitutes (1) a felony under the laws of the United States or any state or territory thereof, (2) gross, willful or wanton negligence or misconduct or (3) a breach of any fiduciary duty owed to the Company which materially and adversely affects the Company; (iii) misappropriation of funds or property of the Company by the Employee; (iv) drug or alcohol abuse by the Employee in violation of Company policy or that impedes the Employee's job performance or brings the Employee into disrepute in the community; or (v) acts by the Employee attempting to secure or securing any personal profit not fully disclosed to and approved by the Board of Directors in connection with any transaction entered into on behalf of the Company;

          (d) may be terminated without cause by the vote of a majority of the Board of Directors of the Company at any time.

     5.   Rights upon Termination.  If the Company elects to terminate the
          -----------------------
Employee's employment hereunder as provided in paragraphs 4(b), (c), or (d), such termination shall be evidenced by a written notice from the Company to the Employee which shall specify the date on which such termination shall become effective, which for such purposes shall be deemed to be the "Effective Date of Termination". The Effective Date of Termination shall be the date of death for purposes of paragraph 4(a). In the event of the termination of the Employee's employment hereunder pursuant to either paragraph 4(a), (b), or (c), the Employee shall only be entitled to any compensation earned or benefits accrued up through the Effective Date of Termination, except for those benefits provided by federal, state, or local laws. In the event of termination without cause pursuant to paragraph 4(d), then: (i) the Company shall promptly pay to the Employee his then current base salary for the balance of the three (3) year term of this Agreement; (ii) the Company shall pay the Employee the portion of any bonus or incentive plan earned by the Employee, prorated through the date of his termination; and (iii) the Company shall continue to provide to the Employee health, disability, and life insurance, and such other benefits as the Employee was receiving as an the Employee, through the three-year term of this Agreement on the same basis as provided prior to the termination of the Employee. Payments and the extension of benefits under the preceding sentence shall not be construed to extend the employment period, and the two-year period under paragraph 3 will commence upon the Effective Date of Termination. Notwithstanding anything herein to the contrary, if the Employee's employment ceases pursuant to any provision of this Agreement, the Employee shall not be entitled to any additional amounts on account of any unused or accrued vacation, except for those benefits provided by federal, state, or local laws.

     6.   Prime Brokerage Business.  The Employee agrees that for as long during
          ------------------------
the term of this Agreement as (i) ISP or any other investment partnership or investment portfolio managed by the Employee, or of which the Employee serves as a general partner, shall require prime brokerage services in connection with the operation of its business and (ii) such services are offered by the Company on competitive terms, and in order to simplify and allow the Company to monitor compliance with all rules and regulations of the NASD and other regulatory bodies and the internal policies and procedures of the Company concerning the conduct and reporting of trading activities, the Employee shall use his best efforts to direct all such prime brokerage business to the Company.

     7.   Notice.  Any notice or other communication provided for in this
          ------
Agreement or contemplated hereby shall be sufficiently given if in writing and delivered by certified mail, return receipt requested, to the party at its or his address set forth opposite such party's signature below, or to a new address specified by notice given as provided in this paragraph.

     8.   Entire Agreement.  This Agreement embodies the entire agreement and
          ----------------
understanding between the Company and the Employee and supersedes all prior agreements and understandings relating to the employment and compensation of the Employee and may only be amended by a written agreement signed by all parties hereto.

     9.   Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the Company and the Employee and their respective heirs, legal representatives, successors and assigns. This Agreement shall not be assignable in whole or in part by the Employee.

     10.  Partial Invalidity.  If any provision of this Agreement shall be
          ------------------
declared to be invalid or unenforceable, in whole or in part, such invalidity and unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first above written.

                              THE COMPANY:

                              SANDERS MORRIS HARRIS INC.


                              By:___________________________________
                                 Ben T. Morris, President



                              EMPLOYEE:


                              ______________________________________
                              Dwayne A. Moyers

         [Signature Page to the Dwayne A. Moyers Employment Agreement]

                                                                       Exhibit C


                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made as of October ___________, 2000, among Pinnacle Global Group, Inc., a Texas corporation (the "Company"), and Cummer/Moyers Holdings, Inc. ("CMH") and Cummer/Moyers Capital Partners, Inc. ("CMCP"), both of which are herein together called the "Shareholders,"

                             W I T N E S S E T H:

     WHEREAS, the Shareholders are this date receiving the right to receive up to an aggregate 1,000,000 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock") of the Company in connection with the consummation of the transactions contemplated in the Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of October ___, 2000, among the Company, the Shareholders, Cummer/Moyers Securities, Inc. and Cummer/Moyers Capital Advisors, Inc.; and

     WHEREAS, the consummation of the transactions contemplated in the Reorganization Agreement is conditioned upon the parties entering into this Agreement, under which the Company grants certain registration rights with respect to the Shares;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     As used in this Agreement:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Registrable Securities" shall mean (i) the Shares; and (ii) any Common Stock issued or issuable at any time or from time to time in respect of the Shares upon a conversion, stock split, stock dividend, recapitalization or other similar event involving the Company.

     The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the holders of the Registrable Securities and, except as set forth in Section 2.2, all fees and disbursements of counsel for such holders.

     "Underwritten Public Offering" shall mean a public offering in which the Common Stock is offered and sold on a firm commitment basis through one or more underwriters, all pursuant to (i) an effective registration statement under the Securities Act and (ii) an underwriting agreement between the Company and such underwriters.

                                  ARTICLE II

                              REGISTRATION RIGHTS

          2.1  Piggyback Registration.
               -----------------------

               2.1.1 Subject to the terms hereof, if at any time or from time to time (but in no event before _______________, 2001)*, the Company shall determine to register any of its securities (except for registration statements relating to employee benefit plans or a registration relating to a corporate reorganization or other transaction on Form S-4, or acquisitions or exchange offers), either for its own account or the account of a security holder, the Company will promptly give to the holders of Registrable Securities written notice thereof no less the 30 days prior to the filing of any registration statement; and include in such registration (and any related qualification under blue sky laws or other compliance), and in the underwriting involved therein, if any, such Registrable Securities as such holders may request in a writing delivered to the Company within 20 days after the holders' receipt of Company's written notice.

               2.1.2 The holders of Registrable Securities may participate in any number of registrations until all of the Shares held by holders of Registrable Securities have been registered or until the Shares are transferable without restriction pursuant to Rule 144 under the Securities Act.

               2.1.3 If any registration statement is an Underwritten Public Offering, the right of holders of Registrable Securities to registration pursuant to this Section shall be conditioned upon each such holder's participation in such reasonable underwriting arrangements as the Company shall make regarding the offering, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. Holders of Registrable Securities and all other shareholders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter concludes in its reasonable judgment that the number of shares to be registered for selling shareholders (including the holders of Registrable Securities) would materially adversely effect such offering, the number of Shares to be registered, together with the

__________________

     First anniversary of Closing Date.

     number of shares of Common Stock or other securities held by other shareholders proposed to be registered in such offering, shall be reduced on a pro rata basis based on the number of Shares proposed to be sold by the holders of Registrable Securities as compared to the number of shares proposed to be sold by all shareholders. If any holder of Registrable Securities disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered not less than 10 days before the effective date. The Registrable Securities excluded by the managing underwriter or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 120 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          2.1.4 The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not the holders of Registrable Securities have elected to include securities in such registration.

     2.2  Expenses of Registration.  All Registration Expenses shall be borne by
          ------------------------
the Company. Unless otherwise stated herein, all Selling Expenses relating to securities registered on behalf of the holders of Registrable Securities shall be borne by the holders of Registrable Securities.

     2.3  Registration Procedures.  In the case of each registration,
          -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep the holders of Registrable Securities advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

          2.3.1 Prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective until the distribution described in such registration statement has been completed;

          2.3.2 Furnish to each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter, and promptly furnish to each underwriter and the holders of Registrable Securities notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities, and notice of any Nasdaq or securities exchange listing; and

          2.3.3 Cause the Shares to be listed on the Nasdaq National Market System or a securities exchange on which the Common Stock is approved for listing.

                                  ARTICLE III

                                INDEMNIFICATION

     3.1  By the Company.  To the extent permitted by law, the Company will
          --------------
indemnify each holder of Registrable Securities, each of its officers and directors and partners, and each person controlling such holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other similar document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each holder of Registrable Securities, each of its officers and directors and partners, and each person controlling each holder of Registrable Securities, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld) and the Company has exercised reasonable diligence in defending the claim in such situation; provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by a holder of Registrable Securities, such controlling person or such underwriter specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to the applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of any underwriter if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

     3.2  By the Selling Shareholders.  To the extent permitted by law, each
          ---------------------------
holder of Registrable Securities will, if securities held by such holder are included in the securities as to which such registration, qualification or compliance is being effected pursuant to terms hereof, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other person selling the Company's securities covered by such registration statement, each of such person's officers and directors and each person controlling such persons within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by a holder of Registrable Securities of any rule or regulation promulgated under the Securities Act applicable to holders of Registrable Securities and relating to action or inaction required of holders of Registrable Securities in connection with any such registration, qualification or compliance, and will reimburse the Company, such other persons, such directors, officers, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Securities specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of such holder of Registrable Securities (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of such holder of Registrable Securities under this subsection (b) shall be limited in an amount equal to the net proceeds from the sale of the shares sold by such holder of Registrable Securities, unless such liability arises out of or is based on willful conduct by such holder of Registrable Securities. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of the Company or any underwriter, if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

     3.3  Indemnification Claims.  Notwithstanding the foregoing Sections 3.1
          ----------------------
and 3.2, each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or as to which the Indemnifying Party is asserting separate or different defenses, which defenses are inconsistent with the defenses of the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

     3.4  Contribution.  If the indemnification provided for in this Article III
          ------------
is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and all shareholders offering securities in the offering (the "Selling Security Holders") on the other from the offering of the Company's securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Security Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Security Holders on the other shall be the net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Selling Security Holders on the other. The relative fault of the Company on the one hand and the Selling Security Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Security Holders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Security Holders agree that it would not be just and equitable if contribution pursuant to this Section were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions hereof. Notwithstanding the provisions of this Section, no Selling Shareholder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the proceeds received by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                  ARTICLE IV

                                  INFORMATION

     4.1  From Selling Shareholders.  The holders of Registrable Securities
          -------------------------
agree, with respect to any Registrable Securities included in any registration, to furnish to the Company such information regarding such holder, the Registrable Securities and the distribution proposed by the such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

     4.2  Failure to Provide.  The failure of the holder of Registrable
          ------------------
Securities to furnish the information requested pursuant to Section 4.2 shall not affect the obligation of the Company to the other Selling Security Holders who furnish such information unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the legality of the Registration Statement or the underlying offering.

                                   ARTICLE V

                                 MISCELLANEOUS

     5.1  Transferability.  The rights conferred by this Agreement shall not be
          ---------------
transferable, except that CMCP may assign its rights under this Agreement with respect to any Registrable Securities it may transfer to CMH.

     5.2  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the laws of the State of Texas.

     5.3  Entire Agreement; Amendment. This Agreement constitutes the full and
          ---------------------------
entire understanding and agreement between the parties with regard to the subject hereof. This Agreement, or any provision hereof, may be amended, waived, discharged or terminated upon the written consent of the Company and the Purchaser.

     5.4  Notices, etc.  All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger including Federal Express or similar courier service, addressed (a) if to the Shareholders, to: Cummer/Moyers Holdings, Inc., 3417 Hulen Street, Fort Worth, Texas 76107, or at such other address as the Shareholders shall have furnished to the Company in writing, or (b) if to the Company: to Pinnacle Global Group, Inc., 5599 San Felipe, Suite 555, Houston, Texas 77056, or at such other address as the Company shall have furnished to the Shareholders.

     5.5  Delays or Omissions.  Except as expressly provided herein, no delay or
          -------------------
omission to exercise any right, power or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

     5.6  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     5.7  Severability.  In the event that any provision of this Agreement
          ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     5.8  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not considered in construing or interpreting this Agreement.

                           [Signature Pages Follow]

                         THE COMPANY'S SIGNATURE PAGE

     IN WITNESS WHEREOF, the Company has executed this Agreement effective upon the date first set forth above.

                                   PINNACLE GLOBAL GROUP, INC.



                                   By:__________________________________________
                                      Robert E. Garrison II, President and
                                      Chief Executive Officer

             [Signature Page to the Registration Rights Agreement]

                       THE SHAREHOLDERS' SIGNATURE PAGE

     IN WITNESS WHEREOF, the Shareholders have signed this Agreement as of the date first written above.

                                        CUMMER/MOYERS HOLDINGS, INC.


                                        By:_____________________________________
                                           Jeffrey A. Cummer, President and
                                           Chief Executive Officer


                                        CUMMER/MOYERS CAPITAL PARTNERS, INC.


                                        By:_____________________________________
                                           Jeffrey A. Cummer, President

             [Signature Page to the Registration Rights Agreement]

                                                                       Exhibit D

                           Equipment Lease Agreement

     This Equipment Lease Agreement (this "Agreement") dated as of __________, 2000, between Cummer/Moyers Holdings, Inc., a Texas corporation (the "Lessor"), and Cummer/Moyers Securities, Inc., a Texas corporation (the "Lessee"),

                             W I T N E S S E T H:

     WHEREAS, the Lessor owns the items of office furniture and equipment described on Annex A to this Agreement (the "Equipment"); and

     WHEREAS, the Lessee wishes to lease the Equipment from the Lessor, and the Lessor is willing to lease the Equipment to the Lessee;

     NOW, THEREFORE, the parties agrees as follows:

     1.   Lease of Equipment.  On the terms and subject to the conditions of
          ------------------
this Agreement, the Lessor agrees to lease the Equipment to the Lessee, and the Lessee agrees to accept and hire the Equipment from the Lessor, for the term specified in Section 2.

     2.   Term.  Subject to earlier termination under Section 12, the initial
          ----
term of the lease (the "Initial Term") shall be the three-year period beginning on the date of this Agreement (the "Commencement Date") and ending on the third anniversary of the Commencement Date. Unless this Agreement is terminated under
Section 12 as a result of a Termination Event, the Initial Term shall be automatically renewed and extended for successive one-year periods (each, a "Renewal Period"), unless one Party gives to the other, at least 60 days before the end of the Initial Term or any Renewal Period, as applicable, a written notice of termination. In that case, the Lease shall terminate upon the expiration of the Initial Term or the then current Renewal Period, as the case may be.

     3.   Rental.  As rental for the Equipment, the Lessee shall pay to the
          ------
Lessor, during the term of this Agreement, the sum of $3,000 per month. Rentals shall be payable in advance on the Commencement Date and on the first day of each calendar month thereafter during the term of this Agreement. Rental for the partial months during which the term of this Agreement begins and ends shall be prorated on a daily basis.

     4.   Ownership of Equipment.  The Equipment shall be and remain the sole
          ----------------------
and exclusive property of the Lessor. The Lessee shall keep the Equipment free and clear of all liens, mortgages, security interests and encumbrances, except those that may be placed on the Equipment by the Lessor or by persons claiming through the Lessor.

     5.   Location of Equipment.  The Lessee shall use the Equipment at the
          ---------------------
offices of the Lessee located at 3417 Hulen Street, Fort Worth, Texas or at its offices in Weatherford, Texas, and the Lessee shall not change the location of the Equipment without the written consent of the Lessor.

     6.   Modifications of Equipment.  The Lessee will not, without the prior
          --------------------------
written consent of the Lessee, make any modifications to the Equipment or affix or install any accessory, equipment or devise on the Equipment.

     7.   Maintenance of Equipment.  The Lessee, at its expense, shall maintain
          ------------------------
the Equipment in good operating order, repair, condition and appearance, and shall protect the Equipment from deterioration, other than normal and expected wear and tear, and damage, loss or destruction.

     8.   Inspection of Equipment.  Upon the Lessor's request, the Lessee shall,
          -----------------------
at reasonable times during normal business hours, make the Equipment available to the Lessor or its designated representative for inspection and testing, so that the Lessor may ascertain the condition of the Equipment.

     9.   Casualty Insurance.  The Lessee, at its expense shall carry all risk
          ------------------
casualty insurance on the Equipment, insuring the Equipment for its full replacement value against loss, damage and destruction, subject to a per occurrence deductible of not more than $10,000. All policies insuring the Equipment shall name the Lessor as the loss payee, and shall contain an endorsement requiring the insurer to notify the Lessor of any cancellation or modification of the coverage offered thereby, or any change of the loss payee named therein, at least 30 days before the cancellation or change becomes effective. At least once annually and upon the Lessor's request therefor made at any time, the Lessee shall furnish to the Lessor a certificate of the carrier issuing the policies required by this Section 9, showing such policy or policies to be in full force and effect for the periods specified in the certificate.
All proceeds of such insurance actually paid to the Lessor shall be credited against the Lessee's obligations under Section 10.

     10.  Loss or Destruction of Equipment.  The Lessee shall bear the risk of
          --------------------------------
loss of the Equipment from the Commencement Date. If an item of Equipment is lost, stolen, destroyed or damaged beyond repair (an "Event of Loss"), the Lessee shall promptly notify the Lessor of the Event of Loss. Upon an Event of Loss, the Lessee shall have the option of (i) promptly replacing the lost, damaged or destroyed item of Equipment with identical equipment, at the Lessee's cost and expense, or (ii) paying to the replacement value of the lost, damaged or destroyed item of Equipment. If the Lessee elects to replace the Equipment, the replacement equipment shall be free and clear of all liens, encumbrances and rights of others, shall be new, and shall have functional and operational capabilities equal to or exceeding those of the lost or destroyed Equipment.
Any such replacement equipment shall become the property of the Lessor and shall be deemed to be "Equipment" for all purposes hereof, whereupon the Lessor will transfer to the Lessee, without recourse or warranty, all of the Lessors right, title and interest in the lost or destroyed item of Equipment, and all proceeds which may be payable under any policy or policies of insurance insuring the Equipment against loss or casualty. There shall be no abatement of rentals pending replacement of the Equipment.

     11.  Option to Purchase.  At the end of the Initial Term or any Renewal
          ------------------
Period, the Lessee shall, upon the terms and subject to the conditions of this
Section 11, have an option (the "Purchase Option") to purchase the Equipment. The Purchase Option must be exercised by the Lessee by a written notice to the Lessor given at least 60 days before the expiration of the Initial Term, or if this Agreement has been renewed and extended under Section 2, at least 60 days before the end of the then current Renewal Period. The Purchase Option shall not be exercisable at any time after a Termination Event has occurred. If the Purchase Option is timely exercised, the Lessee shall purchase the Equipment, and the Lessor shall sell the Equipment to the Lessee, on the last day of the Initial Term (or the last day of the then current Renewal Period, as the case may be), for a purchase price, payable in cash on the date of purchase, equal to the "net book value" of the Equipment at that date. "Net book value" means the aggregate amount, net of accumulated depreciation, at which the Equipment is carried on the books of the Lessor at the date of its purchase. Any sale of the Equipment to the Lessee upon exercise of the Purchase Option shall be made by the Lessor on an AS IS - WHERE IS" basis, except that the Lessor shall warrant its title to the Equipment.

     12.  Termination Events.  The Lessor may terminate this Agreement and the
          ------------------
Lease and License upon the occurrence of any one of the following events or conditions (each a "Termination Event"):

          (i) the Lessee fails to make payment of any rent when it is due, and continuance of such failure for ten days after the Lessor gives notice of such failure to the Lessee;

          (ii) the Lessee's failure to observe or perform any of the other covenants or agreements of the Lessee set forth in this Agreement, and continuance of such failure for 20 days after the Lessor gives notice of such failure to the Lessee;

          (iii) a custodian, trustee or receiver is appointed for the Lessee or the major part of the property of the Lessee, and is not discharged within 60 days after the appointment; or

          (iv) a decree or order for relief by a court having jurisdiction in respect of the Lessee is entered in an involuntary case under any bankruptcy law or similar law for the relief of debtors, and the decree or order remains unstayed and in effect for 60 days following its entry, or bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors are instituted by or against the Lessee, and if instituted against the Lessee, are consented to or not dismissed within 60 days after institution.

     13.  Actions Upon Termination.  If a Termination Event occurs and the
          ------------------------
Lessor elects to terminate this Agreement, the termination shall be effective as of the date the Lessor gives the Lessee written notice of the Lessor's election to terminate. Upon any termination of this Agreement, whether upon expiration of the Term of this Agreement or as a result of the occurrence of a Termination
Event:

          (i) the Lessor shall have the right to immediately regain possession of the Equipment;

          (ii) the Lessee, at its expense, shall appropriately pack and ship the Equipment to the Lessor at its offices in Fort Worth, Texas.

     14.  Consequences of Termination.  Any termination of this Agreement by the
          ---------------------------
Lessor as a result of a Termination Event shall be without prejudice to any rights or remedies the Lessor may have as a result of any breach of this Agreement by the Lessee.

     15.  Notices.  All notices, requests, waivers, consents, and other
          -------
communications under this Agreement shall be in writing, and shall be deemed to have been given if personally delivered, or mailed first class, registered or certified mail, postage prepaid, or sent by facsimile transmission followed by hard copy delivered as provided above:

          (i)  if to the Lessor to:

               Cummer/Moyers Holdings, Inc.
               3417 Hulen Street
               Fort Worth, Texas 76107
               Attention:  Jeffrey A. Cummer, President
               Telecopy No.: (817) 731-9559

               with copy to:

               Attention: Margaret E. Holland
               Holland, Johns, Schwartz & Penny, L.L.P.
               306 West Seventh Street
               Fort Worth, Texas 76102
               Telecopy No.: (817) 332-3140

               if to the Lessee to:

               Sanders Morris Harris Inc.
               600 Travis, Suite 3100
               Houston, Texas 77002
               Telecopy No.: (713) 224-1101
               with copies to:

               Mr. James M. Harbison, Jr.
               Porter & Hedges, L.L.P.
               700 Louisiana, 35th Floor
               Houston, Texas 77002
               Telecopy No.: (713) 228-4935

or at such other address as shall be given in writing by any Party to the others.

     16.  Assignment.  This Agreement may not be assigned by any one of its
          ----------
Parties without the consent of all other Party.

     17.  Successors Bound.  Subject to Section 16, this Agreement shall be
          -------------------
binding upon and inure to the benefit of its Parties and their respective successors and assigns.

     18.  Amendment and Waiver.  This Agreement may be amended, and waivers
          --------------------
under this Agreement may be granted, only by a written instrument signed by both parties.

     19.  Entire Agreement.  This Agreement and its Annex constitute the entire
          ----------------
agreement among the Parties concerning their subject matter.

     20.  Third-Party Beneficiaries.  There are no third-party beneficiaries of
          -------------------------
this Agreement.

     21.  Joint Drafting.  This Agreement and its Schedules have been jointly
          --------------
drafted by the Parties and their counsel. Neither this Agreement nor any of its Schedules shall be construed against either Party based on its authorship.

     22.  Governing Law.  This Agreement shall be construed under and governed
          -------------
by the law of the State of Texas.

     23.  Counterparts and Facsimile Signature Pages.  This Agreement may be
          ------------------------------------------
executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                           [Signature Page Follows]

                                   CUMMER/MOYERS HOLDINGS, INC.:



                                   By:______________________________________
                                      Jeffrey A. Cummer, President



                                   CUMMER/MOYERS SECURITIES, INC.


                                   By:______________________________________
                                      Bruce R. McMaken, Vice President

               [Signature Page to the Equipment Lease Agreement]

                                                                       Exhibit E

                                GENERAL RELEASE

     This General Release (this "Release") is made as of ________________, ____, by the undersigned in connection with the closing of the transactions contemplated by the Agreement and Plan of Reorganization dated as of October ___, 2000 (the "Reorganization Agreement"), among Pinnacle Global Group, Inc. ("PGG"), a Texas corporation, Sanders Morris Harris Inc., a Texas corporation ("SMH"), Cummer/Moyers Holdings, Inc., a Texas corporation ("CMH"), Cummer/Moyers Securities, Inc., a Texas corporation ("CMS"), Cummer/Moyers Capital Partners, Inc., a Texas corporation ("CMCP"), and Cummer/Moyers Capital Advisors, Inc., a Texas corporation ("CMAC"). Words and terms and not otherwise defined in this Release shall have the meaning set forth in the Reorganization Agreement.

                             Preliminary Statement

     The undersigned is an Affiliate of CMH, which will receive Reorganization Shares as a result of the Reorganizations. The undersigned understands and acknowledges it is a condition to the performance by the PGG Parties of their respective obligations under the Reorganization Agreement, and thus is a condition to the consummation of the Reorganizations, that the undersigned execute and deliver this Release at or before the Closing, as contemplated by the Reorganization Agreement.

                                    Release

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the undersigned hereby covenants and undertakes as follows for the benefit of all PGG Parties and their respective Affiliates, including, after the Closing Date, the Acquired Subsidiaries (collectively, the "Released Parties"):

     1.   Release.  The undersigned, on behalf of the undersigned and each of
          -------
the undersigned's Affiliates, hereby unconditionally and irrevocably releases and forever discharges, to the fullest extent permitted by applicable Law, the Released Parties from any and all debt, liabilities, obligations, contracts, agreements, understandings, claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever (collectively, "Claims") against either Acquired Subsidiary, that arise out of or are based on any act or failure to act (including any act or failure to act that constitutes ordinary or gross negligence or reckless or willful, or wanton misconduct), misrepresentation, omission, transaction, fact, event or other matter occurring prior to the Closing Date (whether based on any governmental requirement or right of action, at law or in equity or otherwise, foreseen or unforseen, matured or unmatured, known or unknown, accrued or not accrued) (collectively, "Pre-Closing Matters"), including without limitation: (a) claims by the undersigned with respect to repayment of loans or indebtedness; (b) any rights, titles and interests in, to or under any agreements, arrangements or understandings to which the undersigned is a party; and (c) claims by the undersigned with respect to dividends, violation of preemptive rights, or payment of salaries or other compensation or in any way arising out of or in connection with the undersigned's employment with an Acquired Subsidiary prior to Closing, the cessation of that employment at or prior to Closing, the undersigned's status as an officer, director or stockholder of an Acquired Subsidiary or otherwise. The undersigned further agrees not to file or bring any litigation before any Governmental Entity on the basis of or respecting any Claim concerning any Pre-Closing Matter against any Released Party. Notwithstanding anything to the contrary contained in this Release, this Release shall not affect the rights of the undersigned under the Reorganization Agreement and agreements executed in consummation of the transactions contemplated by the Reorganization Agreement.

     2.   Competency.  The undersigned (a) acknowledges that the undersigned
          ----------
fully comprehends and understands all the terms of this Release and their legal effects and (b) expressly represents and warrants that (i) the undersigned is competent to execute this Release knowingly and voluntarily and without reliance on any statement or representation of any Released Party and (ii) he or she had the opportunity to consult with an attorney of the undersigned's choice regarding this Release.

     3.   Parties in Interest.  This Release is for the benefit of the Released
          -------------------
Parties and shall be binding on the undersigned and the undersigned's legal representatives and Affiliates.

     4.   Governing Law.  This Release and the rights and obligations of the
          -------------
undersigned hereunder shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflict of laws) of the State of Texas.

     5.   Amendment.  This Release may not be clarified, modified, changed or
          ---------
amended except in writing and signed by the undersigned (or the undersigned's duly authorized representatives), PGG and each Acquired Subsidiary.

     6.   Severability.  If any provision of this Release is held to be illegal,
          ------------
invalid or unenforceable under present or future laws, that provision shall be severable and this Release shall be construed and enforced as if that illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision, and there shall be added automatically as part of this Release a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     IN WITNESS WHEREOF, the undersigned has executed this Release as of the date first written above.

                                        CMH AFFILIATE:


                                        ___________________________

                                                                       Exhibit F


            [Letterhead of Holland, Jones, Schwartz & Penny, L.L.P.]


                                                               ___________, 2000



Pinnacle Global Group, Inc.
Sanders Morris Harris Inc.
5599 San Felipe, Suite 555
Houston, Texas 77056


Gentlemen:

     We have acted as counsel to Cummer/Moyers Holdings, Inc., Cummer/Moyers Securities, Inc., Cummer/Moyers Capital Partners, Inc. and Cummer/Moyers Capital Advisors, Inc., all Texas corporations (collectively, the "C/M Parties"), in connection with the Agreement and Plan of Reorganization dated as of October ___, 2000 (the "Reorganization Agreement"), among Pinnacle Global Group, Inc., a Texas corporation ("PGG"), Sanders Morris Harris Inc., a Texas corporation ("SMH"), and the PGG Parties. This opinion is delivered to you pursuant to
Section 8.3 of the Reorganization Agreement. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

     We have examined the originals, or copies certified or otherwise identified to our satisfaction, of (i) the Reorganization Agreement, (ii) the Charter Documents of the respective C/M Parties, (iii) corporate records of the respective C/M Parties, including minute books as furnished to us by the C/M Parties, (iv) certificates of public officials and of representatives of the C/M Parties, and (vii) such statutes and other instruments and documents as we have deemed appropriate as a basis for the opinions hereinafter expressed.

     In rendering the following opinions, we have relied on the representations and warranties of the C/M Parties contained in the Reorganization Agreement and in certificates of officers of the C/M Parties with respect to the accuracy of the factual matters that form the basis for any of the opinions contained herein. In making our examination, we have assumed, without independent investigation, that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as certified or photostatic copies of original documents conform to those original documents and all those original documents are authentic. In addition, we have assumed the due authorization, execution and delivery of all documents referred to herein by the PGG Parties and the due authority of all persons executing such documents except the persons executing those documents on behalf of the C/M Parties.

   On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

   1. Each C/M Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates under lease and to conduct its business as currently conducted. Each Acquired Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction outside the State of Texas in which the failure to so qualify would have a Material Adverse Effect on the Acquired Subsidiaries. To our knowledge, neither Acquired Subsidiary is in violation of any provision of its Charter Documents.

   2. Each C/M Party has all requisite corporate power and authority to execute, deliver and perform its obligations under the Reorganization Agreement and to complete the Reorganizations. The execution and delivery of the Reorganization Agreement by the respective C/M Parties, and the performance by each C/M Party of its obligations under the Reorganization Agreement, have been duly authorized by all necessary corporate action and proceedings required under its Charter Documents and applicable Laws.

   3. The Reorganization Agreement has been duly executed and delivered by the respective C/M Parties and constitutes the legal, valid and binding obligation of the respective C/M Parties, enforceable against the respective C/M Parties in accordance with the Reorganization Agreement's terms, except as enforceability may be subject to the effects of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and
(c) any implied covenant of good faith and fair dealing.

   4. Neither the execution, delivery and performance of the Reorganization Agreement nor the consummation of the Reorganizations do or will (a) violate, breach or constitute a default (or an event which with notice or lapse of time or both could become a default) under (i) any Charter Document of a C/M Party,
(ii) any Law applicable to any C/M Party or by which its property is bound, or
(iii) any material contract or agreement of any C/M Party known to us or (b) cause or result in the loss by either Acquired Subsidiary of a material benefit under, or give rise to the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of either Acquired Subsidiary (or upon any revenues, income or profits of either Acquired Subsidiary therefrom) pursuant to any such material contract or agreement or any right of termination, amendment, acceleration or cancellation of any material contract or agreement of which we have knowledge.

   5. No governmental approvals are required to be obtained, and no reports or notices or filings with any Governmental Entity are required to be made, by any C/M Party in connection with the execution, delivery or performance by the C/M Parties of the Reorganization Agreement, the enforcement against the C/M Parties of their respective obligations thereunder, or the completion of the Reorganizations.

   6. To our knowledge, except pursuant to the Reorganization Agreement, there are no existing options, warrants, subscriptions or other rights to purchase or securities convertible into or exchangeable for, the capital stock of either Acquired Subsidiary. To our knowledge, except as disclosed pursuant to the Reorganization Agreement, neither an Acquired Subsidiary nor either C/M Selling Shareholder is a party to or bound by any agreement, instrument, contract, obligation, commitment or understanding of any character, except for the Reorganization Agreement, relating to the sale, assignment, conveyance, encumbrance, transfer or delivery of any capital stock of either Acquired Subsidiary or all or substantially all the assets of either Acquired Subsidiary.

   7. To our knowledge, there is no pending or threatened litigation or proceeding that (a) questions the validity of the Reorganization Agreement, or any action taken or to be taken by any C/M Party in connection with the Reorganization Agreement, at law or in equity, before or by any Governmental Entity or before any arbitrator or (b) if adversely determined, would have a Material Adverse Effect on the Acquired Subsidiaries or the C/M Selling Shareholders.

   8. Immediately prior to the Closing: (a) the authorized capital stock of the CMS consisted of ___________ shares of common stock, par value $1 per share, of which ___________ shares were issued and outstanding and ___________ shares were held by the CMS as treasury shares; (b) the authorized capital stock of the CMAC consisted of ___________ shares of common stock, par value $1 per share, of which ___________ shares were issued and outstanding and ___________ shares were held by the CMAC as treasury shares; (c) all such outstanding shares of common stock of the respective Acquired Subsidiaries were (i) duly authorized and validly issued in accordance with the applicable Law of the State of Texas and the Charter Documents of the respective Acquired Subsidiaries, (ii) fully paid and nonassessable, (iii) not issued in violation of any preemptive rights, rights of first refusal or other similar rights, and (iv) to our knowledge, were issued in compliance with the applicable provisions of federal and state securities Laws; and (d) the respective C/M Selling Shareholders owned all the issued and outstanding shares of capital stock of the respective Acquired Subsidiaries free and clear, to our knowledge, of any Lien or adverse claim.

   In the opinions set forth above, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the conscious awareness of information by the lawyers of this Firm who have prepared this opinion, signed this letter or been actively involved in assisting and advising the C/M Parties in connection with the negotiation, execution and delivery of the Reorganization Agreement and related matters, without any independent investigation by any lawyer of this Firm.

   The opinions expressed in paragraph 1 as to the qualification and good standing of the C/M Parties as a foreign corporation are based solely on our review of certificates of public officials of the relevant jurisdiction and officers of the C/M Parties.

     The opinions expressed in paragraph 3 above are subject to the additional qualification that we express no opinion as to the enforceability of (a) any severability or reformation provisions contained in the Reorganization Agreement, (b) any provisions in the Reorganization Agreement which purport to entitle a Party to indemnification in respect of any matter arising under any securities laws or to the extent indemnification in respect of any matter would otherwise be against public policy, (c) any provisions of the Reorganization Agreement purporting to establish a right to enforce a covenant or restriction by injunctions or restraining orders, or (d) any provisions of the Reorganization Agreement that have the effect of prohibiting oral amendments or waivers of any provisions of those documents.

     This opinion is limited to the Laws of the State of Texas and the federal Laws of the United States of America, each as in effect on the date hereof, and no opinion is expressed as to any matter governed by any other Law.

     This opinion and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof. This opinion is being furnished to you for use solely in connection with the transactions being consummated pursuant to the Reorganization Agreement. No other use or distribution of this opinion may be made without our prior written consent.

                                    Very truly yours,

                                                                       Exhibit G

                    [Letterhead of Porter & Hedges, L.L.P.]



                                                               ___________, 2000



Cummer/Moyers Holdings, Inc.
Cummer/Moyers Capital Partners, Inc.
3417 Hulen Street
Fort Worth, Texas 76107


Gentlemen:

     We have acted as counsel to Pinnacle Global Group, Inc., a Texas corporation ("PGG"), and Sander Morris Harris Inc., a Texas corporation ("SMH"), in connection with the Agreement and Plan of Reorganization dated as of October ____, 2000 (the "Reorganization Agreement"), among PGG, SMH, Cummer/Moyers Holdings, Inc., Cummer/Moyers Capital Partners, Inc., and Cummer/Moyers Capital Advisors, Inc. This opinion is delivered to you pursuant to Section 9.3 of the Reorganization Agreement. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

     We have examined the originals, or copies certified or otherwise identified to our satisfaction, of (i) the Reorganization Agreement, (ii) the respective Charter Documents of the PGG Parties, (v) corporate records of the PGG Parties, including minute books as furnished to us by the PGG Parties, (iii) certificates of public officials and of representatives of PGG and SMH, and (iv) such statutes and other instruments and documents as we have deemed appropriate as a basis for the opinions hereinafter expressed.

     In rendering the following opinions, we have relied on the representations and warranties of the PGG Parties contained in the Reorganization Agreement and in certificates of the officers of the PGG Parties with respect to the accuracy of the factual matters that form the basis for any of the opinions contained herein. In making our examination, we have assumed, without independent investigation, that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies of original documents conform to those original documents and all those original documents are authentic. In addition, we have assumed the due authorization, execution and delivery of all

Cummer/Moyers Holdings, Inc.
Cummer/Moyers Capital Partners, Inc.
________,2000
Page 2

documents referred to herein by the parties thereto other than the PGG Parties and the due authority of all persons executing such documents except the PGG Parties.

     On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

     1. Each PGG Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates under lease and to conduct its business as currently conducted. Each PGG Party is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction outside the State of Texas in which the failure to so qualify would have a Material Adverse Effect on PGG. To our knowledge, neither PGG Party is in violation of any provision of its Charter Documents.

     2. Each PGG Party has all requisite corporate power and authority to execute, deliver and perform its obligations under the Reorganization Agreement and to complete the Reorganizations. The execution and delivery of the Reorganization Agreement by each PGG Party, and the performance by each of them of their respective obligations under the Reorganization Agreement, have been duly authorized by all necessary corporate action and proceedings required under its Charter Documents and applicable Laws.

     3. The Reorganization Agreement has been duly executed and delivered by each PGG Party and constitutes the legal, valid and binding obligation of each PGG Party enforceable against it in accordance with the Reorganization Agreement's terms, except as enforceability may be subject to the effects of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (c) any implied covenant of good faith and fair dealing.

     4. Neither the execution, delivery and performance of the Reorganization Agreement nor the consummation of the Reorganizations do or will (a) violate, breach or constitute a default (or an event which with notice or lapse of time or both could become a default) under (i) any Charter Document of either PGG Party, (ii) any Law applicable to either PGG Party or by which its property is bound, or (iii) any material contract or agreement of either PGG Party known to us or (b) cause or result in the loss by either PGG Party of a material benefit under, or give rise to the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of either PGG Party (or upon any revenues, income or profits of either PGG Party therefrom) pursuant to any such material contract or agreement, or any right of termination, amendment, acceleration or cancellation of any material contract or agreement of which we have knowledge.

Cummer/Moyers Holdings, Inc.
Cummer/Moyers Capital Partners, Inc.
________,2000
Page 3

     5. No governmental approvals are required to be obtained, and no reports or notices or filings with any Governmental Entity are required to be made, by either PGG Party for the execution, delivery or performance by either PGG Party of the Reorganization Agreement, the enforcement against either PGG Party of its obligations thereunder, or the completion of the Reorganizations.

     6. To our knowledge, except as disclosed in or pursuant to the Reorganization Agreement, there are no existing options, warrants, subscriptions or other rights to purchase or securities convertible into or exchangeable for, the capital stock of PGG. To our knowledge, except as disclosed in or pursuant to the Reorganization Agreement, PGG is not a party to or bound by any agreement, instrument, contract, obligation, commitment or understanding of any character, except for the Reorganization Agreement itself, relating to the sale, issuance or delivery of any capital stock of PGG or all or substantially all the assets of PGG.

     7. To our knowledge, there is no pending or threatened litigation or proceeding that (a) questions the validity of the Reorganization Agreement, or any action taken or to be taken by either PGG Party in connection with the Reorganization Agreement, at law or in equity, before or by any Governmental Entity or before any arbitrator or (b) if adversely determined, would have a Material Adverse Effect on PGG.

     8. Immediately prior to the Closing: (a) the authorized capital stock of PGG consisted of (i) 100 million shares of common stock, $.01 par value per share, of which __________ shares were issued and outstanding ___________ shares were reserved for issuance upon exercise of PGG stock options, and ________ shares were held as treasury shares, and (ii) 10 million shares of preferred stock, $.10 par value per share, none of which were issued or outstanding; and
(b) all such outstanding shares of PGG Common Stock were (i) duly authorized and validly issued in accordance with the applicable Law of the State of Texas and the Charter Documents of PGG, (ii) were fully paid and nonassessable, (iii) not issued in violation of any preemptive rights, rights of first refusal, or similar rights, and (iv) to our knowledge were issued in compliance with the applicable provisions of federal and state securities laws.

     9. The issuance of the Reorganization Shares to the C/M Shareholders pursuant to the terms of the Reorganization Agreement has been duly authorized by all necessary corporate action on the part of PGG, and the Reorganization Shares, when issued in accordance with the terms of the Reorganization Agreement, will be validly issued, fully paid and nonassessable. The Contingent Reorganization Shares have been duly reserved for issuance.

Cummer/Moyers Holdings, Inc.
Cummer/Moyers Capital Partners, Inc.
________,2000
Page 4

     In the opinions set forth above, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the conscious awareness of information by the lawyers of this Firm who have prepared this opinion, signed this letter or been actively involved in assisting and advising the either PGG Party in connection with the negotiation, execution and delivery of the Reorganization Agreement and related matters, without any independent investigation by any lawyer of this Firm.

     The opinions expressed in paragraph 1 as to the qualification and good standing of the PGG Parties as a foreign corporations are based solely on our review of certificates of public officials of the relevant jurisdiction and officers of the Company.

     The opinions expressed in paragraph 3 above are subject to the additional qualification that we express no opinion as to the enforceability of (a) any severability or reformation provisions contained in the Reorganization Agreement, (b) any provisions in the Reorganization Agreement which purport to entitle a Party to indemnification in respect of any matter arising under any securities Laws or to the extent indemnification in respect of any matter would otherwise be against public policy, (c) any provisions of the Reorganization Agreement purporting to establish a right to enforce a covenant or restriction by injunctions or restraining orders or, (d) any provisions of the Reorganization Agreement that have the effect of prohibiting oral amendments or waivers of any provisions of those documents.

     This opinion is limited to the Laws of the State of Texas and the federal Laws of the United States of America, each as in effect on the date hereof, and no opinion is expressed as to any matter governed by any other Law.

     This opinion and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof. This opinion is being furnished to you for use solely in connection with the Reorganizations being consummated pursuant to the Reorganization Agreement. No other use or distribution of this opinion may be made without our prior written consent.

                              Very truly yours,